UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act Of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2
GRINDR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Grindr Inc.
PO Box 69176
750 N. San Vicente Blvd., Suite RE 1400
West Hollywood, California 90069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Eastern Time on June 2, 2026
Dear Stockholders of Grindr Inc.:
We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Grindr Inc., a Delaware corporation, which will be held on June 2, 2026, at 8:00 a.m. Eastern Time. This year, the Annual Meeting will be held through a live webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/GRND2026. Beginning at 7:45 a.m. Eastern Time on the day of the Annual Meeting, you will be able to check in using the control number located on your proxy card or voting instruction form. You will not be able to attend the meeting in person. For purposes of attendance at the Annual Meeting, all references in the accompanying Proxy Statement to “present in person” or “in person” shall mean virtually present at the Annual Meeting.
The meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement:
1.
To elect the Board of Directors’ 8 nominees for director to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
3.
To approve an amendment and restatement of our Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 11,600,000 shares;

4.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
5.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 9, 2026, as the record date for the Annual Meeting. Only stockholders of record on April 9, 2026, are entitled to notice of and to vote at the Annual Meeting. A complete list of our stockholders of record as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our corporate headquarters at 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069 during regular business hours beginning ten days prior to the Annual Meeting and ending on the day before the Annual Meeting date. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.investors.grindr.com/financials/sec-filings/default.aspx.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the Internet, telephone, or mail.

By order of the Board of Directors,

Zachary Katz Chief Legal Officer, General Counsel & Head of Global Affairs West Hollywood, California April 30, 2026

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank, or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this proxy statement on Schedule 14A (this “proxy statement”) constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our business and strategies. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this proxy statement reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•	our ability to retain existing users and add new users;
•	market perception of our brand;
•
the impact of the legal environment and complexities with litigation and regulatory compliance related to such environment, including maintaining compliance with privacy, data protection, consumer protection, and online safety laws and regulations, as well as laws that may apply to any new products or services we have introduced and may introduce in the future, including in the health and wellness sector;

•	our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•
our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions;

•	our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•	our ability to respond to general economic conditions;
•	competition in the dating and social networking products and services industry;
•	our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•
our ability to successfully develop and adopt artificial intelligence (“AI”) and machine learning (“ML”) technologies and processes — including generative AI — in our daily operations, including by deploying generative AI and ML in our products and services;

•	our dependence on the integrity of third-party systems and infrastructure;
•	our ability to protect our intellectual property rights from unauthorized use by third parties;
•	whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•
the impact of resales of significant volumes of our securities by any of our directors or significant stockholders, including pursuant to one or more margin calls on such stockholders’ loans, on the volatility of our stock price;

•	the timing, price and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases;
•
the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts; and

•	the impact of anti-LGBTQ policies and actions by governments and non-state actors around the world, including to block or otherwise restrict access to our app in their countries.

In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025, as amended (the “2025 Form 10-K”). Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

GRINDR INC.

PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 8:00 A.M. EASTERN TIME ON JUNE 2, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2026 annual meeting of stockholders of Grindr Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on June 2, 2026, at 8:00 a.m. Eastern Time. This year, the Annual Meeting will be held through a live webcast. The Annual Meeting can be accessed virtually by visiting www.virtualshareholdermeeting.com/GRND2026 where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. As used in this proxy statement, references to “we,” “us,” “our,” “Grindr” and the “Company” refer to Grindr Inc. and its consolidated subsidiaries (including Grindr Group LLC). References to “Tiga” refer to the predecessor company prior to the closing of the Business Combination (as described in “What Is Grindr — History” below).
What is Grindr?
Overview
Our mission is to build the Global Gayborhood in Your Pocket™ and, through our success, to make a world where the lives of our global LGBTQ community are free, equal, and just. We manage and operate the Grindr platform, a global social networking platform primarily serving and addressing the needs of gay, bisexual, and sexually explorative adults around the world. We had 15.01 million average monthly active users for the year ended December 31, 2025. Through gayborhood expansion initiatives, we are developing new products and services for users to engage with through the Grindr platform, which include new partnership-based digital versions of services typically found in physical gayborhoods. Our social impact division, Grindr for Equality, advances human rights, health, and safety for millions of lesbian, gay, bisexual, transgender, and queer (“LGBTQ”) people in partnership with organizations in every region of the world, and our government affairs team advocates on behalf of the millions of gay and bisexual people who use our platform, as well as the broader LGBTQ community, bringing their health and lived experiences directly into state, federal, and international policymaking.
As a company built by gay people for gay people, Grindr fulfills crucial needs for its users. While the broader global landscape of social networks is highly competitive with many different platforms, there are few global platforms that focus solely on the gay, bisexual, transgender, and queer (“GBTQ”) community and address their unique needs. Our platform enables GBTQ adults to connect with one another and the world. Our users have a range of intentions and use cases. Our platform helps our users find what they are looking for: casual dating, long-term relationships, community and friendships, professional networking, travel information, health information and services, and local discovery. By facilitating the connection of our users around the world and introducing products and services that address the growing and specific needs of our community, we believe we can help members of the community find one another and lead lives that are free, equal, and just.
History
Grindr Inc.’s predecessor public company was originally incorporated in the Cayman Islands under the Companies Law of the Cayman Islands on July 27, 2020, under the name Tiga Acquisition Corp. (“Tiga”), as a special-purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or engaging in any other similar business combination with one or more businesses or entities. Grindr was originally incorporated in February 2009 as a California limited liability company, and was subsequently held by Grindr Group LLC (“Legacy Grindr”), a Delaware limited liability company which was incorporated in April 2020.
Between November 17 and November 18, 2022, Legacy Grindr, Tiga, Tiga Merger Sub I LLC, a Delaware limited liability company and direct and wholly-owned subsidiary of Tiga (“Tiga Merger Sub”), and Tiga Merger Sub II LLC,

a Delaware limited liability company and direct and wholly-owned subsidiary of Tiga (“Tiga Merger Sub II”), consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 9, 2022, by and among Tiga, Legacy Grindr, and Tiga Merger Sub, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of October 5, 2022, by and among Tiga, Tiga Merger Sub, Legacy Grindr, and Tiga Merger Sub II (collectively, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, a business combination of Legacy Grindr and Tiga was effected through, among other transactions, (i) the merger of Tiga Merger Sub I with and into Legacy Grindr, with Legacy Grindr as the surviving entity (the “First Merger”), and promptly thereafter and as part of the same overall transaction as the First Merger, (ii) the merger of Legacy Grindr with and into Tiga Merger Sub II (the “Second Merger”), with Tiga Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Tiga. Prior to the closing of the business combination on November 18, 2022 (“Closing”), Tiga (a) changed its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware, and (b) changed its name from Tiga Acquisition Corp. to Grindr Inc. (the “Business Combination”). Since the Business Combination, Grindr has conducted its business operations principally through its indirect wholly-owned subsidiary, Grindr LLC.
Unless the context indicates otherwise, references in this proxy statement to the “Company,” “Grindr,” “we,” “us,” “our,” and similar terms refer to Grindr Inc. (f/k/a Tiga Acquisition Corp.) and its consolidated subsidiaries (including Legacy Grindr). References to “Tiga” refer to the predecessor company prior to Closing.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Annual Meeting physically in person. You may attend, vote and ask questions at the Annual Meeting by logging in to www.virtualshareholdermeeting.com/GRND2026. You are entitled to attend the Annual Meeting if you were a stockholder of record as of April 9, 2026 (the “Record Date”). Beginning at 7:45 a.m. Eastern Time on the day of the Annual Meeting, you will be able to check in using your control number included on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures. Information on how to vote online during the Annual Meeting is discussed below.
Where can I get technical assistance?
If you have difficulty accessing the Annual Meeting, please call the phone number listed at www.virtualshareholdermeeting.com/GRND2026.
Will a list of record stockholders as of the Record Date be available?
For a ten day period prior to the Annual Meeting ending on the day before the Annual Meeting date, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during normal business hours.
What matters am I voting on?
Below is a list of items of business scheduled to be voted on at the Annual Meeting:
•
Proposal No. 1: To elect the Board of Directors’ 8 nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified or until their earlier resignation or removal;

•	Proposal No. 2: To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•
Proposal No. 3: To approve an amendment and restatement to our 2022 Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 11,600,000 shares. (the “Equity Plan Amendment”);

•	Proposal No. 4: To approve, on an advisory basis, the compensation of our named executive officers, as set forth in this proxy statement;

•	Proposal No. 5: To indicate, on an advisory basis, the frequency of stockholder advisory votes on the compensation of our named executive officers; and
•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How do I ask a question at the Annual Meeting?
As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date who have registered in advance to attend the Annual Meeting may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so when you check in to attend the Annual Meeting at www.virtualshareholdermeeting.com/GRND2026 using the control number provided on your proxy card or voting instruction form and typing your question in the appropriate box in the registration form.
In accordance with the rules of conduct, we ask that you limit yourself to one brief question relevant to the proposals being voted on at the Annual Meeting, and that such question is respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to the Annual Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political, or business interests.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•	“FOR” the election of the Board of Directors’ 8 nominees for director;
•	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•	“FOR” the approval of the Equity Plan Amendment;
•	“FOR” the approval, on an advisory basis, the compensation of our named executive officers, as set forth in this proxy statement; and
•	“ONE YEAR” as the recommended frequency for stockholder advisory votes on the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 9, 2026, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 177,218,700 shares of common stock outstanding and entitled to vote.
Registered Stockholders. If on the Record Date shares of our common stock were registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy card was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on the Record Date shares of our common stock were held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in

“street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, however, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote in person at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the Internet or by telephone, your voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”
What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 177,218,700 shares of our common stock outstanding. Thus, the holders of 88,609,351 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum. If there is no quorum, either the Chair of the Annual Meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?
•
Proposal No. 1: The election of directors requires a plurality vote of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. “Plurality” means that the 8 nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees.

•
Proposal No. 2: The ratification of the appointment of EY requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered votes present and entitled to vote on this proposal and thus will have the same effect as a vote “AGAINST.” Proposal 2 is a “routine” matter and accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2. Therefore broker non-votes are not expected to exist in connection with this proposal.

•
Proposal No. 3: The approval of the Equity Plan Amendment requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered votes present and entitled to vote on this proposal and thus will have the same effect as a vote “AGAINST.” Broker non-votes, if any, will have no effect on and will not be counted towards the outcome of this vote total for Proposal 3.

•
Proposal No. 4: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered votes present and entitled to vote on this proposal and thus will have the same effect as a vote “AGAINST.” Broker non-votes, if any, will have no effect on and will not be counted towards the outcome of this vote total for Proposal 4.
•
Proposal No. 5: The advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers provides stockholders with the opportunity to choose among four options: every one year, every two years, every three years, or abstain. The option among those choices that receives the votes from the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote on the subject matter will be deemed to be the frequency preferred by our stockholders.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count:
(1)	with respect to Proposal 1, votes “For,” “Withhold,” and broker non-votes;
(2)	with respect to Proposal 2, votes “For,” “Against,” and abstentions;
(3)	with respect to Proposal 3, votes “For,” “Against,” abstentions, and broker non-votes;
(4)	with respect to Proposal 4, votes “For,” “Against,” abstentions, and broker non-votes; and
(5)	with respect to Proposal 5, votes for “One Year,” “Two Years,” “Three Years,” abstentions, and broker non-votes.
How do I vote?
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided in your proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/GRND2026. You will then be asked to provide the control number located on your proxy card or voting instruction form, as applicable.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy. If you are a stockholder of record, there are three ways to vote prior to the Annual Meeting:
•
By Internet: You may submit a proxy over the Internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your proxy card or voting instruction form in hand when you visit the website);

•
By Toll-free Telephone: You may submit a proxy by calling +1 (800) 690-6903 and using any touch-tone telephone to transmit your voting instructions, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time the day before the Annual Meeting (have your proxy card or voting instruction form in hand when you call and follow the instructions); or

•
By Mail: You may mark, sign, date and mail your proxy card (if you received printed proxy materials) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 no later than the day before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.

Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting in any one of the following ways:
•	You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time the day before the Annual Meeting;
•	You may submit another properly completed, proxy card by mail with a later date, which must be received by us no later than the day before the Annual Meeting;
•
You may send written notice that you are revoking your proxy to our Secretary at Grindr Inc., PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069, which must be received by us no later than the day before the Annual Meeting; or

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Our Board of Directors has designated George Arison, John North, and Zachary Katz as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described under “How does the Board of Directors recommend I vote on these proposals?” above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.
If you are a stockholder of record and do not vote by completing your proxy card if you receive a paper copy of the proxy materials, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
What does it mean if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card to ensure that all of your shares are voted.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to the NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under the NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE Rules apply to the voting of all shares held in a brokerage account. In this regard, Proposals 1, 3, 4, and 5 are considered to be “non-routine” under the NYSE rules meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. Proposal 2, however, is considered to be a “routine” matter under the NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.
What are “broker non-votes?”
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to “non-routine” matters are counted as “broker non-votes.”
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in our proxy statement for the 2027 annual meeting of stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Secretary at our principal executive offices by January 5, 2027, which is 120 days prior to the one-year anniversary of the date this proxy statement was first mailed or made available to stockholders. If the date of the 2027 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, however, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting of stockholders.
Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal or nominate a director for election to our Board of Directors at the 2027 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our bylaws. Under our bylaws, written notice of nominations for directors and any other business proposed by a stockholder must be received by the Secretary at our principal executive offices not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of this year’s Annual Meeting (so long as the 2027 annual meeting is held no more than 30 days before and no more than 30 days after such anniversary). Accordingly, notice of any such nominations or other business meeting all of the requirements set forth in our bylaws must be received by the Secretary between February 2, 2027 and March 4, 2027. If the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 30 days after the anniversary of the date of this year’s Annual Meeting, your written notice must be received no more than 120 days prior to the close of business on the date of the 2027 annual meeting and no later than the close of business on the later of (i) 90 days prior to the date of the 2027 annual meeting and (ii) the tenth calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.
In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Company-sponsored nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the deadlines provided above.
The Chair of the Annual Meeting reserves the right to reject, exclude, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the above requirements, including conditions established by the SEC.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of seven members. Five of our current directors and six of our director nominees are independent within the meaning of the listing standards of the NYSE. Our directors serve for one-year terms until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our Board of Directors nominees include three gay men, bringing the lived experience of the community we serve to our board governance.
The following table sets forth the names, ages and certain other information as of the date of this proxy statement for each of the nominees for election as a director at the Annual Meeting:

Name	Age	Position
George Arison	48	Chief Executive Officer, Director
Daniel Brooks Baer	49	Director
Chad Cohen	51	Director
J. Michael Gearon, Jr.	61	Lead Independent Director
Lisa Gersh	67	Director Nominee
Fadi Hanna	45	Director Nominee
Rob Solomon	59	Director Nominee
G. Raymond Zage, III	56	Director

Nominees for Director
George Arison. Mr. Arison has served as our Chief Executive Officer and director since November 2022, and previously served as the Chief Executive Officer of Legacy Grindr from October 2022 to November 2022. Mr. Arison previously served as Founder and Chief Executive Officer of Shift Technologies, Inc. (“Shift”) (Nasdaq: SFT) from December 2013 to September 2022, and he continued to serve as a member on the Board of Directors until August 2023. In 2018, Mr. Arison conceived and created Pulsar AI, an artificial intelligence platform for auto sales, which was acquired by Impel. Prior to that, he served in various positions at Alphabet Inc. (Nasdaq: GOOG) from 2010 to 2013. From 2007 to 2010, Mr. Arison served as co-founder of Taxi Magic (now known as Curb, acquired by Verifone), an on-demand ground travel tool and one of the earliest native mobile app technologies. From 2005 to 2007, he worked for Boston Consulting Group. Prior to his business career, Mr. Arison was a policy analyst and ran a political campaign in Georgia, the country of his birth, about which he wrote Democracy and Autocracy in Eurasia: Georgia in Transition. Shift filed for bankruptcy, which became effective in October 2024, more than two years after Mr. Arison left his operating role at the company. Mr. Arison received a bachelor’s degree from Middlebury College. Since joining Grindr, Mr. Arison has overseen our successful transition to a public company, posting significant growth and profitability results and driving product innovation. We believe that Mr. Arison’s deep experience in marketplaces and AI, extensive leadership experience overseeing the transformation of our company into the Global Gayborhood in Your PocketTM, together with his corporate expertise as the Chief Executive Officer, qualify him to serve as our Chief Executive Officer and as a member of the Board of Directors.
Daniel Brooks Baer. Mr. Baer has served as a member of the Board of Directors since November 2022. Mr. Baer is a Senior Vice President for policy research at the Carnegie Endowment for International Peace, which he joined in January 2020. He was Executive Director of the Colorado Department of Higher Education from May 2018 to February 2019. He previously served as the United States Ambassador to the Organization for Security and Co-operation in Europe from September 2013 to January 2017. Prior to that, he served as the Deputy Assistant Secretary of State for the Bureau of Democracy, Human Rights, and Labor from 2009 to 2013. Prior to that, he was an Assistant Professor of Strategy, Economics, Ethics and Public Policy at the McDonough School of Business at Georgetown University from 2008 to 2009. He was also a Faculty Fellow at Harvard University’s Safra Center for Ethics. Prior to that, he was a project leader at Boston Consulting Group, a management consulting firm, from 2004 to 2007. Mr. Baer received a Bachelor of Arts degree in Social Studies and African American Studies from Harvard University. He was also a Marshall Scholar at Oxford University, where he earned a master’s degree and doctoral degree in International Relations. We believe Mr. Baer’s government and policy experience qualify him to serve as a member of the Board of Directors.
Chad Cohen. Mr. Cohen has served as a member of the Board of Directors since June 2025. Mr. Cohen is the Founder and CEO of Scala Advisors, LLC, a firm that advises public and private companies on finance, business operations, and investor relations initiatives, since January 2024. From November 2022 to January 2024, Mr. Cohen was Chief Financial Officer and Chief Operating Officer of Capella Space, a satellite-based earth observation company. Prior to that, from August 2015 to February 2022, Mr. Cohen served as Chief Financial Officer of Adaptive Biotechnologies Corp. (Nasdaq: ADPT), an immune-driven medicine company, including through its IPO in 2019. For nine years leading up to August 2015, Mr. Cohen served in various roles at Zillow Group Inc. (Nasdaq: Z), including most recently as Chief Financial Officer and Treasurer from March 2011 to August 2015, including through its IPO in July 2011. Mr. Cohen previously served on the board of Vacasa, Inc. (Nasdaq: VCSA), a vacation rental management platform, from October 2020 to May 2025, when it was acquired by Casago, including service as chair of the Audit Committee and as a member of the Compensation Committee, and special committee. Mr. Cohen also previously served on the board and as chair of the Audit Committee of Trupanion, Inc. (Nasdaq: TRUP), a pet insurance company, from December 2015 to July 2019. Mr. Cohen holds a B.S.B.A. in Management with a concentration in Accounting from Boston University. We believe Mr. Cohen is well qualified to serve as a member of our Board of Directors because of his experience with public companies, both as an executive officer and as a director and Audit Committee chair; his financial expertise; and his experience in the life sciences sector.
J. Michael Gearon, Jr. Mr. Gearon has served as a member of the Board of Directors since November 2022 and our lead independent director since November 2025. Mr. Gearon is the Chairman and Chief Executive Officer of 28th Street Ventures, LLC, a family office based in Atlanta which he founded in 2007. A pioneer in the cell tower industry, Mr. Gearon has established six successful businesses across six countries over 30 years, spanning four continents. His roles have included Chairman of Pan Asia Tower, a wireless communications and broadcast infrastructure company, from 2013 to November 2019; and Chairman Advisor of PT Serana Menara Nusantara Tbk, the largest cell tower company in Indonesia, from 2007 to 2016. Prior to these roles, he served as Vice Chairman of American Tower Corp. from 2002 to 2007 and was on its Board of Directors from 1998 to 2003, following the sale of his business, Gearon & Co., to American Tower. Beyond telecommunications, Mr. Gearon has also made significant contributions in the sports industry. He was part owner of the Atlanta Hawks from 2004 through 2023, serving as Governor from 2005 to 2009 and as co-managing partner and board member from 2004 to 2015. He also co-owned the Atlanta Thrashers from 2003 to 2010. His achievements in business were recognized when he was named Ernst & Young Entrepreneur of the Year in 1997. Mr. Gearon received a bachelor’s degree, cum laude, in Inter-Disciplinary Studies from Georgia State University. We believe Mr. Gearon’s extensive experience in the technology industry and his experience as an executive and director qualify him to serve as a member of the Board of Directors.
Lisa Gersh. Ms. Gersh has served on the board of directors of Hasbro, Inc. (Nasdaq: HAS) since 2010, where she had chaired the Compensation Committee for seven years and where she currently sits on the Nominating and Governance Committee. Ms. Gersh also serves as a member of the board of directors of Starz Entertainment (Nasdaq: STRZ), which she joined when the Company went public in May 2025. At Starz, Ms. Gersh chairs the Nominating and Governance Committee and sits on the Compensation Committee. Ms. Gersh also serves on the board of directors of three private companies, Jones Road Beauty, Anastasia Beverly Hills, and Pypestream. Previously, Ms. Gersh served on the board of directors of MoneyLion, Inc. (NYSE: ML), a publicly traded financial technology company, from September 2021 until the company was sold to Gen Digital Inc. in February 2025. During her tenure at MoneyLion she chaired the Nominating and Governance Committee and sat on the Compensation Committee. Ms. Gersh has had a lengthy career in consumer products and media. She was a cofounder of Oxygen Media, where she served as the President and Chief Operating Officer until its sale to NBC in 2009. Ms. Gersh was retained by NBC as the President of Strategic Initiatives, a role she held until NBC’s sale to Comcast in 2011. After leaving NBC, Ms. Gersh served as President, Chief Operating Officer, and eventually Chief Executive Officer of Martha Stewart Living Omnimedia from 2011 to 2013. In 2014, Ms. Gersh played a pivotal role as Chief Executive Officer in the formation of GOOP, a private lifestyle company founded by Gwyneth Paltrow. Ms. Gersh began her career at Debevoise & Plimpton, and later as a founding member of New York law firm, Friedman Kaplan & Seiler LLP, where she worked creating strong corporate partnerships. Ms. Gersh received a Bachelor of Arts degree from the State University of New York at Binghamton and a J.D. from Rutgers Law School. We believe Ms. Gersh’s extensive experience as a chief executive officer of media and consumer products companies and her significant public company board experience qualify her to serve as a member of the Board of Directors.
Fadi Hanna. Mr. Hanna has been nominated to serve on the Board of Directors beginning in June 2026 immediately following the Annual Meeting. Mr. Hanna has served as Chief Risk Officer of Bloomberg LP since July 2025, where he oversees the company's global risk management program across risk domains, including operational and technology risks. Prior to that, Mr. Hanna served as Chief Compliance Officer of Bloomberg from June 2018 to July 2025. Prior to joining Bloomberg, Mr. Hanna served as a Managing Director in Compliance at

JPMorgan from 2011 to 2018, where he advised on banking and securities regulations across the firm's investment banking and asset management businesses, and as a litigation associate at Simpson Thacher & Bartlett LLP from 2006 to 2011, where he focused on securities litigation and internal investigations. Mr. Hanna received a B.S. in Computer Science and Economics from Duke University and a J.D. from Yale Law School. We believe Mr. Hanna's extensive experience in risk management and oversight and compliance at a global financial data and technology company qualify him to serve as a member of the Board of Directors.
Rob Solomon. Mr. Solomon has been nominated to serve on the Board of Directors beginning in June 2026 immediately following the Annual Meeting. Mr. Solomon has served as Chief Executive Officer of H55, a Swiss electric aviation propulsion battery company, since November 2025. From September 2024 to March 2026, Mr. Solomon served as a Venture Advisor with AI Fund, a venture studio that works with AI start-ups. Prior to that, Mr. Solomon co-founded Kite and served as the Chief Executive Officer from April 2022 to February 2024. Prior to that, Mr. Solomon served as Chief Executive Officer of GoFundMe from July 2015 to March 2020 and as Chairman from June 2015 to May 2021. Prior to that, Mr. Solomon served as a Venture Partner at Accel Partners, a venture capital firm, from 2013 to 2015. From 2010 to 2012, Mr. Solomon served as President and Chief Operating Officer of Groupon (Nasdaq: GRPN), a publicly traded e-commerce marketplace. Mr. Solomon currently serves on the board of directors of GoFundMe.ORG and Woodside Horse Park, non-profit organizations, and privately held companies Instacoach, Biztrip.ai, and Pixi. Mr. Solomon received a B.A. in History from the University of California, Berkeley. We believe Mr. Solomon’s extensive experience as a chief executive officer and operating executive of technology, marketplace, and consumer internet companies qualify him to serve as a member of the Board of Directors.
G. Raymond Zage, III. Mr. Zage has served as a member of our Board of Directors since November 2022. Mr. Zage has served as the Chief Executive Officer of Tiga Investments Pte. Ltd. since November 2017 and was a founder and previously served as a director, Chief Executive Officer, and Chairman of Tiga Acquisition Corp. from July 2020 to November 2022. In April 2021, he also joined the Board of Directors of EDBI Pte Ltd, independent equity investment arm of Singapore’s Economic Development Board, and in April 2025 changed his role to Senior Advisor. Prior to August 2018, Mr. Zage was managing director and Chief Executive Officer of Farallon Capital Asia Pte Ltd, which invests capital on behalf of Farallon Capital Management LLC, where he was a partner. Mr. Zage joined Farallon Capital Management LLC in March 2000 and in 2002 set up and ran Farallon Capital Asia Pte Ltd (also previously known as Noonday Asset Management Asia Pte Ltd). Prior to joining Farallon, Mr. Zage was a Vice President at Goldman Sachs (Singapore) Pte Ltd in the Investment Banking Division having also worked for Goldman Sachs in New York and Los Angeles. Mr. Zage continued to serve as a part-time senior advisor at Farallon until December 2025. He serves as a member of the Board of Commissioners of PT Lippo Karawaci Tbk and as an independent director of numerous private companies. He also served as a member of the board of directors of Whitehaven Coal Limited (ASX: WHC.AX) from August 2013 until October 2025, and as a member of the board of directors of Toshiba Corporation from June 2019 until October 2023, where he served as chair of the nomination committee. Mr. Zage received his Bachelor of Science degree in Finance and Accounting from the University of Illinois, Urbana-Champaign in 1992. Mr. Zage’s qualifications to serve on our board include three decades of investment experience in public and private debt, public and private equity, and real estate across a wide variety of industries and geographies, and his strategic vision and experience as a board member of public and private companies in a wide variety of industries. Mr. Zage provides high-value added services to the Board of Directors and has sufficient time to focus on our business.
Board Leadership Structure
The Board of Directors believes that our stockholders are best served at this time by having a lead independent director, who is an integral part of our Board of Directors structure. Mr. Gearon has served as lead independent director of our Board of Directors since November 2025. Mr. Gearon brings considerable skills and experience, as described above, to the role. While our Chief Executive Officer maintains primary responsibility for preparing the agendas for meetings of our Board of Directors, our lead independent director has significant responsibilities, which include, in part:
•	Leading our Board of Directors meetings in the absence of a Chair;
•	Presiding over meetings of the independent directors;
•	Coordinating with the committee chairs regarding meeting agendas and informational requirements, and advises committee chairs on fulfilling their designated responsibilities;
•
Presiding over portions of meetings of our Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed or at which the performance of the Board of Directors is performed or discussed;

•	Focusing on Board effectiveness, performance, and composition, in coordination with the Nominating and Corporate Governance Committee;
•	Coordinating the activities of the other independent directors, and performing such other duties our Board of Directors may establish or delegate from time to time; and
•	Acting as principal liaison between the members of our independent Board members and the Chief Executive Officer.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our lead independent director and other directors, provide balance on our Board of Directors and promote strong, independent oversight of our management and affairs.
Role of the Board of Directors in Risk Oversight
One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not anticipate having a standing risk management committee but rather anticipates administering this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. Our Board of Directors and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy, cybersecurity, legal and regulatory matters, and artificial intelligence and machine learning. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible.
Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. Areas of focus for the Audit Committee include the Company’s policies and other matters relating to our investments, cash management, major financial risk exposures, and cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. The Audit Committee, together with the Board of Directors, also oversees and reviews with management the Company’s major legal compliance and risk exposures and the steps management has taken to monitor or mitigate such exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive or insufficient risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices, and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Privacy and Trust Committee oversees and assesses our data privacy policies, programs, and practices and identifies and monitors risks related to compliance with applicable privacy and data use laws, as well as risks associated with public policy developments related to LGBTQ legal rights and user safety. The Privacy and Trust Committee also oversees and reviews the Company’s major public policy risk exposures and the steps management has taken to monitor or mitigate such exposures.
In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board of Directors and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board of Directors and its committees on such matters.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Independence
As required under the NYSE listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of the director’s family members, and the Company, its senior management, and its independent auditors, the Board of Directors has affirmatively determined that the following nominees are independent directors within the meaning of the applicable NYSE listing standards: Daniel Brooks Baer, Chad Cohen, J. Michael Gearon, Jr., Lisa Gersh, Fadi Hanna, and Rob Solomon. The Board of Directors also affirmatively determined that Nathan Richardson and Meghan Stabler, who are currently members of the Board but who are not standing for re-election at the Annual Meeting, qualified as independent directors within the meaning of the applicable NYSE listing standards during the period of 2025 and 2026, as applicable, that they served on our Board of Directors. In addition, the Board of Directors affirmatively determined that our former directors, Messrs. Gary Horowitz and James Fu Bin Lu, qualified as independent directors within the meaning of the applicable NYSE listing standards during the periods of 2025 that each served on our Board of Directors. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. Our Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company.
Our independent directors meet in executive session without management present if circumstances warrant when the full Board of Directors convenes for a regularly scheduled meeting or a special meeting. The independent directors at such executive sessions shall designate an independent director to preside over the executive session.
Meetings of the Board of Directors and Committees of the Board of Directors
The board generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. Directors spend additional time preparing for board and committee meetings, and we may call upon directors for advice between meetings. We encourage our directors to attend director education programs.
The board held 16 meetings in 2025. Also in 2025, (a) the Audit Committee held 9 meetings, (b) the Compensation Committee held 8 meetings, (c) the Nominating and Corporate Governance Committee held 3 meetings, and (d) the Privacy and Trust Committee held 2 meetings. No member of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served (held during the period that such director served).
Our Corporate Governance Guidelines provide that the board will periodically meet in executive session without management in attendance. Our lead independent director presides at each executive session of the board or, if not present, the presiding director is chosen by a majority of the independent directors present at the meeting.
Committees of the Board of Directors
We have a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Privacy and Trust Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when the board deems it necessary or advisable to address specific issues. The Board intends to review and update the composition of one or more of its committees immediately after the Annual Meeting and in consideration of Mr. Richardson’s and Ms. Stabler’s departures from the Board and the election of Ms. Gersh, Mr. Hanna, and Mr. Solomon to the Board. The following table provides membership as of the date of this proxy statement:

Name	Audit	Compensation	Nominating and Corporate Governance	Privacy and Trust
George Arison
Daniel Brooks Baer			X*	X*
Chad Cohen	X*	X
J. Michael Gearon, Jr.		X*	X
Nathan Richardson	X	X		X
Meghan Stabler	X		X	X
G. Raymond Zage, III

*	Committee Chair

Copies of our committee charters are posted on our website, www.investors.grindr.com, as required by applicable SEC and NYSE rules. The information on or available through any such website is not deemed incorporated in this proxy statement and does not form part of this proxy statement.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board of Directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair their individual exercise of independent judgment with regard to us.
Audit Committee
The Audit Committee currently consists of Chad Cohen, Nathan Richardson, and Meghan Stabler. The Chair of the Audit Committee is Chad Cohen. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that Chad Cohen and Nathan Richardson are each an “Audit Committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.investors.grindr.com.
Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee.
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and overseeing compliance with certain of our policies applicable to directors and employees, including, among other things, the Related-Person Transactions Policy;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
Compensation Committee
Our Compensation Committee currently consists of J. Michael Gearon, Jr., Chad Cohen, and Nathan Richardson. The Chair of the Compensation Committee is J. Michael Gearon, Jr. Our Board of Directors has determined that each member of the Compensation Committee is independent under the NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.investors.grindr.com.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•	reviewing, overseeing, modifying and approving our overall compensation strategy and policies;
•	reviewing and approving the compensation of the Chief Executive Officer and other executive officers;
•	reviewing and recommending to the Board of Directors the compensation program for the Board of Directors’ non-executive directors;
•	reviewing and approving certain of our policies applicable to directors;
•	reviewing and approving or making recommendations to the Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•	reviewing and establishing appropriate insurance coverage for our directors and officers.
Compensation Committee Processes and Procedures
The Compensation Committee meets at least annually and with greater frequency as necessary. The Compensation Committee also may act periodically by unanimous written consent in lieu of a formal meeting. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Compensation Committee Interlocks and Insider Participation
J. Michael Gearon, Jr., Chad Cohen, Nathan Richardson, and James Fu Bin Lu each served as a member of our Compensation Committee during all or a portion of 2025. None of the members of our Compensation Committee are currently or have been at any time an officer or employee of the company. None of our executive officers currently serve, or have served during the last year, as a member of the Board of Directors or Compensation Committee of any entity (other than Grindr) that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Privacy and Trust Committee
The Privacy and Trust Committee consists of Daniel Brooks Baer, Nathan Richardson, and Meghan Stabler. The Chair of the Privacy and Trust Committee is Daniel Brooks Baer. Our Board of Directors has determined that each member of the Privacy and Trust Committee is independent under the NYSE listing standards. Our Board of Directors has adopted a written Privacy and Trust Committee charter that is available to stockholders on the Company’s website at www.investors.grindr.com.
We formed the Privacy and Trust Committee in early 2023 to exercise oversight related to privacy and other matters impacting user trust and safety. Specific responsibilities of the Privacy and Trust Committee include:
•
reviewing and discussing with management our programs and practices related to data privacy, the adequacy of our data privacy policies, and our compliance with applicable privacy and data use laws and regulations;

•
overseeing our policies and practices related to ecosystem health and reviewing and discussing with management issues impacting safety and wellbeing, including the adequacy of our user trust and safety tools and our attention to protections of users in jurisdictions with limited LGBTQ legal rights;

•
discussing with management our compliance with applicable data use laws and any correspondence with regulators or governmental agencies that raise material issues and reviewing litigation, regulatory, and other legal matters that could have a material impact on us;

•	reviewing and discussing with management political and public policy developments relevant to our business and operations, including developments related to LGBTQ legal rights and user safety;
•	overseeing legal, regulatory and public policy matters material to us, particularly with respect to matters that could have a significant reputational impact on us; and
•	overseeing the Company’s public policy activities and reviewing any political contributions and corporate political expenditures.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Daniel Brooks Baer, J. Michael Gearon, Jr., and Meghan Stabler. The Chair of the Nominating and Corporate Governance Committee is Daniel Brooks Baer. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the NYSE listing standards. Our Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.investors.grindr.com.
Specific responsibilities of the Nominating and Corporate Governance Committee include:
•	identifying individuals qualified to become new board members, consistent with criteria approved by the Board of Directors;
•	identifying members of the board qualified to fill vacancies on any board committee and recommending that the Board of Directors appoint the identified member or members to the applicable committee;
•	reviewing and recommending to the Board of Directors corporate governance principles applicable to us;
•	overseeing the evaluation and performance of the Board of Directors and management;
•	reviewing and overseeing compliance with certain of our policies applicable to directors, including, among other things, the Code of Business Conduct and Ethics; and
•	handling such other matters that are specifically delegated to the committee by the Board of Directors from time to time.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. In conducting this assessment, the Board of Directors considers expertise, skills, experience, diversity, age, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, the Board of Directors reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board of Directors also determines whether the nominee must be independent for SEC and NYSE purposes.
Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, having and/or demonstrating (i) relevant expertise upon which to be able to offer advice and guidance to management; (ii) sufficient time to devote to the affairs of the Company; (iii) excellence in the nominee’s field; (iv) the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) a differentiated personal background, perspective, and experience; and (vii) the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Board of Directors believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. Members of our

Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with our restated certificate of incorporation; bylaws; stockholder director recommendation policy; and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will only evaluate recommendations from a stockholder if such stockholder (i) is a stockholder of record at the time of such recommendation, (ii) is entitled to vote in the annual meeting of the stockholders, and (iii) has otherwise complied with the notice procedures set forth in our bylaws. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business.
Eligible stockholders wishing to recommend a candidate for nomination should deliver a written recommendation to the Nominating and Corporate Governance Committee, c/o Grindr Inc., PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069, Attn: Secretary. To be timely for the 2026 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” Recommendations must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of the Company’s capital stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with individual members of our Board of Directors may do so by writing to our Board of Directors or to the particular members of our Board of Directors, and mailing the correspondence to our Secretary at Grindr Inc., PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069. Our Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications for the sole purpose of determining whether the contents represent a message to the Board of Directors. The Secretary will forward copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or its committees or that they otherwise determine requires the attention of any member, group or committee of the Board of Directors, to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors (and, in the absence of a Chair, to our Lead Independent Director). The Secretary will not forward junk mail, job inquiries, business solicitations, or offensive or otherwise inappropriate materials.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our Corporate Governance Guidelines are available on our website at www.grindr.com under the “Investors” tab. Under the Corporate Governance Guidelines, we expect directors to prepare for and attend meetings of the board and of all committees on which they serve.
Our Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our Code of Business Conduct and Ethics is available on our website at www.grindr.com under the “Investors” tab. Within the time period required by the SEC and the NYSE, we will post on our website at www.grindr.com under the “Investors” tab any amendment to our Code of Business Conduct and Ethics or any waivers of such provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Director Compensation
We have a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive annual equity awards and annual cash compensation for service on our Board of Directors and committees of our Board of Directors. The Board of Directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. The Compensation Committee has the authority to engage a consulting firm to evaluate director compensation.
On June 3, 2025, our Board of Directors amended and restated our non-employee director compensation policy (the “Original Policy”) to increase the annual cash and equity compensation that the members of the Board of Directors are eligible to receive (such policy as amended and restated, the “Second Restated Director Compensation Policy”).
On April 27, 2026, our Board of Directors amended and restated the Second Restated Director Compensation Policy to further increase the annual cash and equity compensation that the members of the Board of Directors are eligible to receive, to be effective immediately as of the Annual Meeting (the “Third Restated Director Compensation Policy”).
Non-Employee Director Annual Cash Retainers
Under the Second Restated Director Compensation Policy, effective June 3, 2025, our non-employee directors were eligible to receive the following cash retainers (as applicable) for their service on our Board of Directors and its standing committees.

Position	Annual Cash Retainers ($)(1)
Non-Employee Member of the Board	40,000(2)
Audit Committee Chair	14,000(3)
Other Audit Committee Member	6,000(4)
Compensation Committee Chair	2,000(5)
Other Compensation Committee Member	1,000(6)
Nominating and Corporate Governance Committee Chair	2,000(5)
Other Nominating and Corporate Governance Committee Member	1,000(6)
Privacy and Trust Committee Chair	2,000(5)
Other Privacy and Trust Committee Member	1,000(6)

(1)	Annual cash retainers are paid quarterly in arrears on a fiscal year basis.
(2)	$20,000 under the Original Policy.
(3)	$9,000 under the Original Policy.
(4)	$4,000 under the Original Policy.
(5)	$5,000 under the Original Policy.
(6)	No additional annual cash compensation under the Original Policy.
Directors are not entitled to receive attendance fees for any meetings of the Board of Directors or its committees. Under the Original Policy, and until the Second Restated Director Compensation Policy took effect, directors were not entitled to receive fees for serving as non-Chair members of the committees of the Board of Directors, except as noted above with respect to the Audit Committee.
For fiscal year 2025, annual cash retainers provided under the Second Restated Director Compensation Policy for the current non-employee directors were pro-rated for the remainder of their current term based on the number of calendar days remaining in fiscal year 2025 measured from June 3, 2025. For periods prior to such date, non-employee directors received annual cash retainers as provided under the Original Policy.
Under the Third Restated Director Compensation Policy, effective as of the Annual Meeting, our non-employee directors are eligible to receive the following cash retainers (as applicable) for their service on our Board of Directors and its standing committees.

Position	Annual Cash Retainers ($)(1)
Non-Employee Member of the Board	47,000
Audit Committee Chair	14,000
Other Audit Committee Member	6,000
Compensation Committee Chair	6,000
Other Compensation Committee Member	3,000
Nominating and Corporate Governance Committee Chair	6,000
Other Nominating and Corporate Governance Committee Member	3,000
Privacy and Trust Committee Chair	6,000
Other Privacy and Trust Committee Member	3,000

(1)	Annual cash retainers are paid quarterly in arrears on a fiscal year basis.
For fiscal year 2026, annual cash retainers provided under the Third Restated Director Compensation Policy for the current non-employee directors will be pro-rated for the remainder of their current term based on the number of calendar days remaining in fiscal year 2026 measured from, and including, June 2, 2026. For periods prior to such date, non-employee directors received annual cash retainers as provided under the Second Restated Director Compensation Policy.
Non-Employee Director Annual Equity Awards
Under the Second Restated Director Compensation Policy, on the date of each annual stockholder meeting of the Company, each non-employee director who continues as a non-employee director following the annual meeting automatically receives the following annual awards of restricted stock units (“RSUs”) under our 2022 Plan for their service on the Board of Directors and its standing committees (as applicable).

Position	Annual RSU Awards ($)(1)
Non-Employee Member of the Board	140,000(2)
Audit Committee Chair	56,000(3)
Other Audit Committee Member	24,000(4)
Compensation Committee Chair	8,000(5)
Other Compensation Committee Member	4,000(6)
Nominating and Corporate Governance Committee Chair	8,000(5)
Other Nominating and Corporate Governance Committee Member	4,000(6)
Privacy and Trust Committee Chair	8,000(5)
Other Privacy and Trust Committee Member	4,000(6)

(1)
The number of RSUs subject to each annual award a non-employee director is eligible to receive is equal to the applicable amount in the table above divided by the average closing price of our common stock over the 20-trading day period ending three trading days before the date of grant.

(2)	$80,000 under the Original Policy.
(3)	$36,000 under the Original Policy.
(4)	$16,000 under the Original Policy.
(5)	$20,000 under the Original Policy.
(6)	No additional annual awards of RSUs under the Original Policy.
Under the Third Restated Director Compensation Policy, on the date of each annual stockholder meeting of the Company, each non-employee director who continues as a non-employee director following the annual meeting automatically receives the following annual awards of RSUs under our 2022 Plan for their service on the Board of Directors and its standing committees (as applicable).

Position	Annual RSU Awards ($)(1)
Non-Employee Member of the Board	188,000
Audit Committee Chair	56,000
Other Audit Committee Member	24,000
Compensation Committee Chair	24,000
Other Compensation Committee Member	12,000
Nominating and Corporate Governance Committee Chair	24,000
Other Nominating and Corporate Governance Committee Member	12,000
Privacy and Trust Committee Chair	24,000
Other Privacy and Trust Committee Member	12,000

(1)
The number of RSUs subject to each annual award a non-employee director is eligible to receive is equal to the applicable amount in the table above divided by the average closing price of our common stock over the 20-trading day period ending three trading days before the date of grant.

Pursuant to both the Second Restated Director Compensation Policy and the Third Restated Director Compensation Policy, non-employee directors that are first elected or appointed to our Board of Directors other than on the date of an annual meeting of our stockholders automatically receive on the date they become a member of the Board of Directors the applicable annual awards described above, prorated based on the number of months remaining in the 12-month period following our last annual stockholder meeting.
Each annual RSU award vests as to 25% of the award every three months following the grant date, subject to the non-employee director’s continuous service (as a member of the board, committee member, or committee chair, as applicable) through the applicable vesting date. Each prorated annual RSU award vests in equal installments over the remaining scheduled quarterly vest dates for annual awards granted at our last annual stockholder meeting following the grant date of the prorated RSU award, subject to the non-employee director’s continuous service (as a member of the board, committee member, or committee chair, as applicable) through the applicable vesting date. In any event, each annual award and prorated annual award will vest in full on the earlier to occur of (1) immediately prior to our next annual stockholder meeting following the applicable grant date, and (2) immediately prior to the effective time of a change in control (as defined in the 2022 Plan), subject to the non-employee director’s continuous service through the applicable time.
On June 3, 2025, in connection with the adoption of the Second Restated Director Compensation Policy, upon the recommendation of the Compensation Committee, the Board of Directors approved the grant of supplemental RSU awards to each continuing non-employee director, other than Mr. Cohen who received a grant of RSU awards as a newly appointed director. The supplemental RSU awards were granted to each such director in a pro-rated amount equal to the increase in value of the annual RSU award granted under the Original Policy. The supplemental RSU awards vested in full on July 19, 2025, subject to the applicable director’s continuous service as a member of the board and committee of the board, as applicable, as of such date.
2025 Non-Employee Director Compensation Table
The table below summarizes the compensation paid to our non-employee directors during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
James Fu Bin Lu(4)	$24,616	$140,072	$164,688
Daniel Brooks Baer	$179,464	$142,089	$321,553
Chad Cohen(4)	$205,193	$202,622	$407,815
J. Michael Gearon, Jr.	$175,288	$140,072	$315,360
Gary I. Horowitz(4)	$11,901	—	$11,901
Nathan Richardson	$40,036	$157,740	$197,776
Meghan Stabler	$37,521	$158,053	$195,574
G. Raymond Zage, III	$31,616	$129,212	$160,828

(1)
Includes annual retainer fees, as described above. In connection with the non-binding proposal submitted by Mr. Zage and Mr. Lu (the “Proposing Shareholders”) to our Board of Directors to acquire all outstanding shares of our common stock (a “Going Private Transaction”), the Board established a special committee comprised of disinterested and independent directors to evaluate the proposal, which was withdrawn on November 24, 2025. Messrs. Baer, Cohen, and Gearon served as members of the special committee, with Mr. Cohen acting as Chair. The fees reported for 2025 for members of this special committee include additional cash compensation paid in connection with their service on this committee.
(2)
Reflects the aggregate grant date fair value of any RSUs granted, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation-Stock Compensation. Assumptions used in the calculation of this amount are included in Note 13. Stock-based Compensation to the Consolidated Financial Statements included in the 2025 Form 10-K. This amount does not reflect the actual economic value that will ultimately be realized by each director.

(3)	The number of shares underlying outstanding stock awards, consisting of RSUs, held as of December 31, 2025, by each non-employee director serving as of such date is set forth below.

Name	Aggregate Number of Shares Underlying Outstanding RSUs
James Fu Bin Lu	—
Daniel Brooks Baer	5,731
Chad Cohen	7,223
J. Michael Gearon, Jr.	5,430
Gary I. Horowitz	—
Nathan Richardson	6,143
Meghan Stabler	6,222
G. Raymond Zage, III	5,002

(4)
Mr. Fu Bin Lu served on our Board of Directors until November 5, 2025. Mr. Cohen was appointed to our Board of Directors, effective June 3, 2025. Mr. Horowitz served on our Board of Directors until June 3, 2025.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is currently composed of seven members. On April 27, 2026, at the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated for re-election at the Annual Meeting each of our current directors other than Mr. Richardson and Ms. Stabler, who are not standing for re-election, and also nominated Lisa Gersh, Fadi Hanna, and Rob Solomon for election to the Board of Directors at the Annual Meeting. Ms. Gersh and Messrs. Hanna and Solomon were each initially identified as potential director nominees by our Nominating and Corporate Governance Committee with the assistance of a third party search firm. As a result of these changes, on April 27, 2026, the Board approved an increase to the size of our Board from seven to eight directors, effective immediately prior to the commencement of the Annual Meeting. Accordingly, the Board of Directors has nominated eight individuals for election to the Board of Directors at the Annual Meeting, and five of those eight nominees have previously been elected by our stockholders. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal.
Each of the nominees listed below has consented to being named in this proxy statement and to serve if elected. No arrangement or undertaking exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, and there are no family relationships among any of our directors or executive officers. It is the Company’s policy that directors and nominees for director are expected to attend the Annual Meeting. Three of our then-serving directors attended the 2025 annual meeting of stockholders.
Nominees
For information concerning the nominees, please see the section titled “Nominees for Director” above, which contains biographies of the nominees for election at the Annual Meeting, including their respective ages, as of the date of this proxy statement. Each biography includes information regarding the specific experience, qualifications, attributes, or skills that led the nominating and governance committee and the Board of Directors to determine that the applicable nominee should serve as a member of the Board of Directors.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of George Arison, Daniel Brooks Baer, Chad Cohen, J. Michael Gearon, Jr., Lisa Gersh, Fadi Hanna, Rob Solomon, and G. Raymond Zage, III. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors. We have no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has served as our auditor since 2020 (inclusive of service as the independent registered public accounting firm for Legacy Grindr prior to the Business Combination). Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholders’ ratification of the selection of EY as our independent registered public accounting firm. However, our Audit Committee is submitting the appointment of EY to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders do not ratify the appointment of EY, our Board of Directors may reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accounting Fees and Services
The following tables set forth the aggregate fees for professional audit services and other services rendered by EY for the years ended December 31, 2025 and 2024, respectively.

	Fiscal Year Ended
(in thousands)	2025	2024
Audit Fees(1)	$5,167	$2,437
Audit-Related Fees(2)	—	$56
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$5,167	$2,493

(1)
Audit Fees in 2025 and 2024 consisted of fees for audit services primarily related to the audit of the annual consolidated financial statements; the review of the quarterly consolidated financial statements; consents and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board. Audit fees in 2025 also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

(2)
Audit-Related fees consist of services reasonably related to the performance of the audit or review of the Company’s financial statements, including consultations regarding the evaluation of internal controls.

Auditor Independence
In the year ended December 31, 2025, there were no other professional services provided by EY that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of EY as our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and scope of services and through discussions with EY and management, advises management if the Audit Committee approves the engagement of EY. The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee. On a periodic basis, management or EY reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The services performed by EY may include audit services, audit-related services, tax services, and, in limited circumstances, other services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF EY.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025, with our management. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our 2025 Form 10-K and filed with the SEC.
Members of the Audit Committee
Chad Cohen, Chair
Nathan Richardson
Meghan Stabler
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Grindr Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT AND RESTATEMENT
OF THE GRINDR INC. 2022 EQUITY INCENTIVE PLAN
Overview
In April 2026 our Board of Directors approved an amendment and restatement of the Grindr Inc. 2022 Equity Incentive Plan, as previously amended and restated in 2024, subject to approval by our stockholders at the Annual Meeting. We refer to such amendment and restatement of the 2022 Plan in this Proposal 3 as the “Amended 2022 Plan,” attached as Appendix A to this proxy statement.
Key Aspects of the Amended 2022 Plan
The following is a summary of certain key aspects of the Amended 2022 Plan. These key aspects do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 2022 Plan, attached as Appendix A to this proxy statement.
•
Share Reserve Increase. Subject to adjustment for certain changes in our capitalization, if this Proposal 3 is approved by our stockholders, the aggregate number of shares of common stock that may be issued under the Amended 2022 Plan will not exceed 28,224,700 shares, which is the sum of (i) 13,764,400 shares of Common Stock initially reserved under the 2022 Plan, (ii) 2,860,300 shares of Common Stock added to the 2022 Plan as approved by our stockholders at our 2024 Annual Meeting, and (iii) 11,600,000 shares of Common Stock added to the Amended 2022 Plan if this Proposal 3 is approved by our stockholders at the Annual Meeting.

•
Anti-Repricing Provision. The 2022 Plan, as previously in effect, authorized our Board of Directors to reprice outstanding stock options and stock appreciation rights and to cancel underwater awards in exchange for cash or other stock awards without obtaining the approval of our stockholders. The Amended 2022 Plan removes this authority and requires stockholder approval for any such action.

•
Dividends and Dividend Equivalents on Unvested Awards. The Amended 2022 Plan expressly provides that any dividends or dividend equivalents with respect to the unvested portion of any award shall be accumulated and shall not be paid or distributed until, and shall be subject to the same vesting conditions as, the underlying award to which they relate, and shall be forfeited to the extent the underlying award is forfeited.

Our Board of Directors believes the proposed share increase under the Amended 2022 Plan is appropriate to provide a sufficient reserve of shares for future equity awards that support the Company’s compensation and retention objectives. The other proposed changes are intended to further strengthen the Amended 2022 Plan’s governance features. Approval of the Amended 2022 Plan will allow us to continue to grant a broad array of equity incentives and performance cash incentives at levels determined appropriate by our Board of Directors or Compensation Committee, for the purposes of securing and retaining the services of our employees, consultants, and directors, and providing long-term incentives that align the interests of our employees, consultants, and directors with the interests of our stockholders. It is critical to Grindr’s long-term success that the interests of employees and other service providers be tied to their success as “owners” of the business. The Amended 2022 Plan also will continue to allow us to promote greater ownership in our company by service providers in order to align the service providers’ interests more closely with the interests of our stockholders. If the proposed Amended 2022 Plan is not approved by stockholders, we currently anticipate that we will exhaust the approximately 1,900,488 shares that remain available for issuance under the 2022 Plan by the third quarter of 2026 and such shares may be exhausted sooner depending on the pace of our growth. Our inability to make competitive equity awards to attract and retain exceptional employees in a highly competitive talent market could have an adverse impact on our business. In addition, the Arison Employment Agreement (as defined in — “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Agreements with Named Executive Officers”) provides for a refresh grant of RSUs representing the right, subject to vesting, to receive 2.25 million shares of common stock, contingent upon stockholder approval of an increase in the number of shares available under the 2022 Plan at the Annual Meeting and the filing of a Form S-8 registration statement covering such shares (the “Arison Refresh RSU Award”). Failure to grant the Arison Refresh RSU Award to Mr. Arison on or before the earlier of (i) ten (10) days following the Annual Meeting; and (ii) October 15, 2026, would constitute “Good Reason” under the Arison Employment Agreement. Our Board of Directors believes that the Amended 2022 Plan is an integral part of our long-term compensation philosophy, and that the Amended 2022 Plan is necessary to continue providing the appropriate levels and types of equity compensation.

Historical Equity Award Data
Burn Rate
The following table provides detailed information regarding the activity related to Grindr’s equity incentive program for fiscal years 2025, 2024 and 2023.

	2025	2024	2023
Total number of shares of common stock subject to stock options granted	—	—	—
Total number of shares of common stock subject to full value awards granted	5,764,052	2,946,124	2,871,233
Weighted-average number of shares of common stock outstanding	190,056,612	175,880,320	174,170,517
Burn Rate(1)	3.0%	1.7%	1.6%

(1)
Burn Rate is calculated as (shares of common stock subject to stock options granted + shares of common stock subject to full value awards granted) / weighted-average shares of common stock outstanding.

Overhang
The following table provides certain information regarding Grindr’s equity incentive programs.

As of April 9, 2026 (Record Date)
Total number of shares of common stock subject to outstanding stock options	302,485
Weighted-average exercise price of outstanding stock options	$4.774
Weighted-average remaining term of outstanding stock options	(1)
Total number of shares of common stock subject to outstanding full value awards(2)	8,585,666
Total number of shares of common stock available for grant under our 2022 Equity Incentive Plan	2,820,621
Total number of shares of common stock available for grant under our 2020 Equity Incentive Plan	—
Total number of shares of common stock outstanding	177,218,700
Per-share closing price of common stock as reported on NYSE	$11.99

(1)	Expiration Dates range from October 13, 2027 to October 17, 2029.
(2)
A “full value award” is any award other than a stock option or stock appreciation with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant.

Description of the Amended 2022 Plan
The material features of the Amended 2022 Plan are described below. The following summary is not a complete description of all provisions of the Amended 2022 Plan and is qualified in its entirety by reference to the complete text of the Amended 2022 Plan, the form of which is attached to this proxy statement as Appendix A and incorporated by reference in its entirety. Our stockholders should refer to the Amended 2022 Plan for more complete and detailed information about the terms and conditions of the Amended 2022 Plan.
Eligibility. Any individual who is an employee of us or any of our affiliates, or any person who provides services to us or our affiliates, including consultants and members of our Board of Directors, is eligible to receive awards under the Amended 2022 Plan at the discretion of the plan administrator. As of March 31, 2026, there were approximately 176 employees; 112 contractors, including members of our dedicated team of engineers based in Colombia; and 7 non-employee director nominees who would be eligible to receive grants under the Amended 2022 Plan.
Awards. The Amended 2022 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other forms of awards to employees, directors, and consultants, including employees and consultants of our affiliates.

Authorized Shares. Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2022 Plan will not exceed 28,224,700 shares, which is the sum of: (i) 13,764,400 shares initially reserved under the 2022 Plan, (ii) 2,860,300 shares added to the 2022 Plan upon approval by our stockholders at the 2024 Annual Meeting, and (iii) 11,600,000 new shares added to the Amended 2022 Plan subject to approval by our stockholders at the Annual Meeting. The aggregate maximum number of shares of our common stock that may be issued upon the exercise of ISOs will remain the same and will not exceed 41,293,200 shares.
The following shares previously issued pursuant to an award and initially deducted from the share reserve will be added back to the share reserve and again become available for issuance under the Amended 2022 Plan: any shares that are forfeited back to or repurchased by us because of a failure to meet a contingency or condition required for vesting; any shares that are reacquired by us to satisfy the exercise, strike, or purchase price of an award; and any shares that are reacquired by us to satisfy a tax withholding obligation in connection with an award. The following actions do not result in an issuance of shares under the Amended 2022 Plan and accordingly do not reduce the number of shares subject to the share reserve and available for issuance under the Amended 2022 Plan: the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued; the settlement of any portion of an award in cash; the withholding of shares that would otherwise be issued by us to satisfy the exercise, strike, or purchase price of an award; or the withholding of shares that would otherwise be issued by us to satisfy a tax withholding obligation in connection with an award.
If the Amended 2022 Plan described in this Proposal 3 is approved by our stockholders, we will file a Registration Statement on Form S-8 with the SEC with respect to the shares of our common stock to be registered pursuant to the Amended 2022 Plan as soon as reasonably practicable following stockholder approval.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any non-employee director with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the subsequent year (such period referred to herein as the “annual period”), including awards granted and cash fees paid to such non-employee director, will not exceed (i) $750,000 in total value; or (ii) if such non-employee director is first appointed or elected to our Board of Directors during such annual period, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Plan Administration. Our Board of Directors, or a duly authorized committee thereof, administers the Amended 2022 Plan and is referred to as the “plan administrator” herein. Our Board of Directors may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified awards; and (ii) determine the number of shares subject to such awards. Under the Amended 2022 Plan, our Board of Directors has the authority to determine award recipients, grant dates, the numbers and types of awards to be granted, the applicable fair market value, and the provisions of each award, including the period of exercisability and the vesting schedule applicable to an award.
Under the Amended 2022 Plan, our Board of Directors does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right, or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards, without first obtaining the approval of our stockholders.
Stock Options. ISOs and NSOs may be granted under the Amended 2022 Plan pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2022 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. Options granted under the Amended 2022 Plan will vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the Amended 2022 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with the Company or any of the Company’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or the immediate sale of shares upon exercise would violate the Company’s insider trading policy. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with the Company or any of the Company’s affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration approved by the plan administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of our common stock, a combination of cash and shares of our common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with the Company ends for any reason, the Company may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with the Company through a forfeiture condition or a repurchase right.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the Amended 2022 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the Amended 2022 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or the immediate sale of shares upon exercise would violate the Company’s insider trading policy. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. The Amended 2022 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
Other Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award (or cash equivalent) and all other terms and conditions of such awards.
Dividends and Dividend Equivalents. No dividend equivalent rights will be granted with respect to options and stock appreciation rights. The applicable award agreement will specify whether a participant may receive dividends or dividend equivalent rights on awards other than options or stock appreciation rights; provided, that no dividend or dividend equivalents will be paid on any unvested awards. Any such dividends or dividend equivalents will be accumulated and paid when and only if, and to the extent that, the underlying award vests.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Amended 2022 Plan; (ii) the class of shares by which the share reserve may increase automatically each year; (iii) the class and maximum number of shares that may be issued on the exercise of ISOs; and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards.
Corporate Transactions. The following applies to awards under the Amended 2022 Plan in the event of a corporate transaction (as defined in the Amended 2022 Plan), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any awards outstanding under the Amended 2022 Plan may be assumed, continued, or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute outstanding awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of our common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.
Transferability. Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Clawback Policy. Awards granted under the Amended 2022 Plan will be subject to recoupment in accordance with the terms of the Grindr Inc. Incentive Compensation Recoupment Policy, any other Company clawback policy adopted from time to time, or any clawback provisions set forth in the applicable award agreement.
Plan Amendment or Termination. Our Board of Directors has the authority to amend, suspend, or terminate the Amended 2022 Plan at any time to the extent such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of the Company’s stockholders. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopts the Amended 2022 Plan. No stock awards may be granted under the Amended 2022 Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the Amended 2022 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2022 Plan. The Amended 2022 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options. Generally, there is no taxation upon the grant of an NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options. The Amended 2022 Plan provides for the grant of ISOs. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock; or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Tax Consequences to the Company
Compensation of Covered Employees. Our ability to obtain a deduction for amounts paid under the Amended 2022 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.
Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2022 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits under the Amended 2022 Plan
The following table sets forth certain information regarding future benefits under the Amended 2022 Plan.

Name and Position	Dollar Value ($)	Number of Shares (#)
George Arison Chief Executive Officer and Director	26,977,500(1)	2,250,000(1)
John North Chief Financial Officer	(2)	(2)
Austin “AJ” Balance Chief Product Officer	(2)	(2)
Zachary Katz Chief Legal Officer, General Counsel and Head of Global Affairs	(2)	(2)
Vandana Mehta-Krantz Former Chief Financial Officer	(3)	(3)
All current executive officers as a group	26,977,500	2,250,000
All current directors who are not executive officers as a group	(4)	(4)
All employees, including all current officers who are not executive officers, as a group	(2)	(2)

(1)
Pursuant to the Arison Employment Agreement, Mr. Arison is entitled to receive a refresh award of 2,250,000 restricted stock units under the Amended 2022 Plan, subject to approval by our stockholders of this Proposal 3 and contingent upon the effectiveness of the Registration Statement on Form S-8 to be filed with respect to the newly available authorized shares under the Amended 2022 Plan. The dollar amount equals the number of shares subject to the applicable award times $11.99, the closing price of a share of common stock on the Record Date.

(2)
Awards to be granted to our executive officers (other than Mr. Arison) and other employees are discretionary and as such, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to such individuals under the Amended 2022 Plan. Other than as described in footnote 1 above with respect to Mr. Arison’s refresh restricted stock unit award, we do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2022 Plan.

(3)	Ms. Krantz’s employment with us terminated on March 31, 2026. Therefore, she will not be eligible to receive any awards under the Amended 2022 Plan.
(4)
Awards granted under the Amended 2022 Plan to our non-employee directors are not subject to set benefits or amounts under the terms of the Amended 2022 Plan itself. However, our director compensation policy provides for certain equity award grants to our non-employee directors. For additional information regarding our current compensation program for non-employee directors and awards granted thereunder to our non-employee directors in 2025, please see the section above entitled “Director Compensation.”

Plan Benefits Under the 2022 Plan
The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2022 Plan since its approval by stockholders in November 2022 and through the Record Date.

Name and Position	Number of Shares
George Arison Chief Executive Officer and Director	4,414,126
John North Chief Financial Officer	748,002
Austin “AJ” Balance Chief Product Officer	1,278,498
Zachary Katz Chief Legal Officer, General Counsel and Head of Global Affairs	1,048,940
Vandana Mehta-Krantz Former Chief Financial Officer	1,254,426
All current executive officers as a group	7,489,566
All current directors who are not executive officers as a group	220,487
Each associate of any executive officers or current directors	—
Each other person who received or is to receive 5% of awards	—

Name and Position	Number of Shares
All employees, including all current officers who are not executive officers, as a group	10,910,542

Proposed Resolutions
It is proposed that at the Annual Meeting the following resolution be adopted:
“RESOLVED, that the Grindr Inc. Amended and Restated 2022 Equity Incentive Plan, as further amended and restated, in the form attached as Appendix A to this proxy statement, dated April 30, 2026, relating to the 2026 Annual Meeting of Stockholders, be, and hereby is, approved.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE AMENDMENT AND RESTATEMENT OF THE 2022 EQUITY INCENTIVE PLAN

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding our named executive officers presented in the Compensation Discussion and Analysis on pages 37.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our Named Executive Officers. If stockholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 5, we expect that we will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.
We believe that our compensation components provide a reasonable balance of base compensation as well as short- and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified Named Executive Officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY
BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.
After careful consideration, the Board of Directors has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our company at this time. Therefore, the Board of Directors recommends that you vote for a “One Year” frequency for the say-on-pay vote.
Although the Board of Directors recommends a say-on-pay vote be held every year, you may vote one of four choices for this Proposal 5 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY OF
FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of the date of this proxy statement. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
George Arison	48	Chief Executive Officer, Director
John North	48	Chief Financial Officer
Austin “AJ” Balance	39	Chief Product Officer
Zachary Katz	48	Chief Legal Officer, General Counsel and Head of Global Affairs

Please see the description of Mr. Arison’s background under “Board of Directors” above.
John North. Mr. North has served as our Chief Financial Officer since October 2025. He previously served as Chief Executive Officer and Director of Lazydays Holdings, Inc. (Nasdaq: GORV), a nationwide retailer of recreational vehicles, from September 2022 to September 2024. From October 2020 to September 2022, Mr. North served as Chief Financial Officer at Copart, Inc. (Nasdaq: CPRT), a leading provider of online auctions and vehicle remarketing services. Prior to that, Mr. North served as the Chief Financial Officer of Avis Budget Group, Inc. (Nasdaq: CAR), a global leader in car and truck rental and on-demand car sharing, from March 2019 to August 2020. Prior to joining Avis Budget Group, Inc., Mr. North served for 17 years in a variety of leadership roles with Lithia and Driveway, Inc. (NYSE: LAD), a global auto retailer, including as Chief Financial Officer from January 2017 to March 2019, and before that, as Chief Accounting Officer from January 2016 to December 2016. Mr. North has served as a member of the Board of Directors of XPEL Inc. (Nasdaq: XPEL), a manufacturer of protective films for automotive and marine applications, since August 2023, including as Chair of the Compensation Committee and member of the Audit Committee, and has served as a member of the Board of Directors of AutoCanada Inc. (TSX: ACQ), a leader in Canadian automotive retail, since December 2025. Mr. North earned his B.S. in Finance from Santa Clara University in 1998. He is a Certified Public Accountant and a CFA Charterholder.
Austin “AJ” Balance. Mr. Balance has served as our Chief Product Officer since November 2022 and served as the Chief Product Officer of Legacy Grindr from December 2021 to November 2022. Prior to joining Legacy Grindr, Mr. Balance was the lead product manager of the Driving Team at Uber Technologies, Inc., where he worked from September 2016 to December 2019, and the co-Founder and Chief Executive Officer of Dispatcher, Inc., a logistics technology platform for long-haul truckers and freight shippers, from November 2013 to August 2016. Prior to that, Mr. Balance was a product manager at Gigwalk, a software solutions company, from 2011 to 2013 and an analyst in corporate strategy and business development at The Walt Disney Company, a multinational entertainment and media conglomerate, from 2009 to 2011. Mr. Balance also serves as Grindr LLC’s designee on the board of managers of the Start Up (as defined below in “Certain Relationships and Related Person Transactions—Start-Up Incubation”). Mr. Balance received an MBA from the Stanford Graduate School of Business and a bachelor’s degree from Stanford University.
Zachary Katz. Mr. Katz has served as an officer of the Company since September 2023, initially as our General Counsel & Head of Global Affairs and Corporate Secretary, and as Chief Legal Officer, General Counsel & Head of Global Affairs and Corporate Secretary since January 1, 2026, responsible for our Legal, Privacy, Government Affairs, and Grindr for Equality functions. From 2014 to September 2023 Mr. Katz held several executive roles including Chief Legal & Corporate Affairs Officer at education technology leader Age of Learning, Inc. At Age of Learning he oversaw legal, privacy, government affairs, partnerships, communications, research, and the company’s joint venture with Rakuten in Japan. Mr. Katz served in the Obama Administration from 2009 to 2013, including as Chief of Staff and Chief Counsel of the Federal Communications Commission, overseeing agency strategy and operations on behalf of the Chairman, after serving in the White House Counsel’s Office. He was previously an attorney at the law firm of Munger, Tolles & Olson and clerked on the U.S. Court of Appeals for the Ninth Circuit. From 1999 to 2002 he worked at a Silicon Valley strategy consulting and venture capital firm. Mr. Katz received a J.D. from Yale Law School, where he was elected Editor-in-Chief of The Yale Law Journal and served on the board of directors of The Yale Law Journal Company, Inc., and a bachelor’s degree from Yale College, magna cum laude, in History of Science.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation program and policies, and analyzes how and why the Compensation Committee arrived at the specific fiscal year 2025 compensation decisions with respect to the following current and former executive officers during the fiscal year ended December 31, 2025, who are collectively referred to herein as our “named executive officers” or “NEOs”:

Name	Position(s)
George Arison	Chief Executive Officer
John North(1)	Chief Financial Officer
Austin “AJ” Balance	Chief Product Officer
Zachary Katz(2)	Chief Legal Officer, General Counsel & Head of Global Affairs
Vandana Mehta-Krantz(1)	Former Chief Financial Officer

(1)
As previously disclosed, effective October 1, 2025, Mr. North commenced employment as our Chief Financial Officer. Ms. Krantz continued to be employed as a senior advisor to Grindr through March 31, 2026. Please see the section in this CD&A below entitled “CFO Transition” for more details regarding arrangements we entered into with Mr. North and Ms. Krantz in connection with the CFO transition.

(2)	Effective January 1, 2026, Mr. Katz’s title changed from “General Counsel & Head of Global Affairs” to “Chief Legal Officer, General Counsel & Head of Global Affairs.”
Compensation Philosophy, Objectives and Practices
With the ultimate objective of creating long-term stockholder value and motivating strong performance against our strategic goals, our executive compensation program is designed to:
•
attract, retain, and motivate superior employees who meet a high talent bar in key positions, particularly because we run a lean organization where each individual team member holds significant responsibility and is critical to the company’s success;

•
support our Grindr Mode culture, which emphasizes (1) taking ownership over our potential and outcomes; (2) learning relentlessly; (3) embracing driving work forward - both through their teams and independently; (4) creating clarity and operating through ambiguity; and (5) unleashing our employees’ full potential;

•	align our compensation structures with our strategic needs and competitive practices;
•	provide incentives that align our executives’ interests with those of our stockholders; and
•	promote consistency and internal equity among the members of our executive team.
As our business and company continue to transform, and as the market for top executive talent continues to be highly competitive, our compensation programs continue to evolve and develop into those appropriate to our size and stage of business. We continue to carefully evaluate our compensation arrangements and develop programs that we feel are the most appropriate to drive results for our company and our stockholders. As we make changes to our business, we focus on ensuring that our pay program aligns our executives’ compensation with our stockholders’ interests and our company’s performance over the long term.
We pay employees competitively. We also offer competitive benefits to promote the health and wellbeing of our employees; provide certain perks that make life and work more convenient; support the needs of our employees, including through a family planning benefit for employees who have been with us for 18 months of up to $300,000 over five years for family planning journeys including adoption, surrogacy, and fertility treatments; design compelling job opportunities aligned with our mission; and create an environment that rewards ambition and unleashes our employees’ potential.
We believe in pay for performance, which is reflected in our compensation design. We believe in rewarding impact—every employee is eligible for an annual performance bonus, often representing a significant portion of total compensation, and all employees receive equity in the company, intended to align individual success with the long-term success of the business. The proportion of overall pay tied to performance is higher for employees at more senior levels in the organization, reflecting their opportunity to have more impact on company performance.

We use equity awards that vest over time to align executive officer and stockholder interests and provide incentives for continued service. Our equity program incorporates a mix of time-based restricted stock units; performance-based awards tied to annual financial results; and longer-term performance stock units linked to market capitalization, stock price, and financial milestones. This multi-layered approach rewards both sustained service and measurable value creation, reinforcing our pay-for-performance philosophy at every level of the organization. We believe that retaining and developing the best talent with a mix of short- and long- term awards is a key factor in our business success and ability to continue creating value for our stockholders.
Our executive compensation program adheres to the following practices:

What We Do		What We Don’t Do
✔	Deliver a majority of compensation through performance-based short-term cash and equity incentives and long-term equity incentives	✘	No tax reimbursements or tax gross-ups on severance or change in control payments for excise taxes under Section 4999 of the Code
✔	Determine incentive opportunities based on corporate and individual performance	✘	No special executive welfare or health benefits, or retirement plans not available to our employees generally
✔	Assess risks of our compensation program	✘	No guaranteed salary increases or annual bonuses
✔	Retain an independent compensation advisor

Advisory Vote on Named Executive Officer Compensation
During fiscal year 2025, we became a large, accelerated filer and exited “emerging growth company” status, as defined in the Jumpstart Our Business Startups Act. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation (“say-on-pay”) at the Annual Meeting. In addition, at the Annual Meeting, stockholders will have the opportunity to cast a separate, non-binding advisory vote to indicate whether future say-on-pay votes should occur every one, two, or three years (“say-on-frequency”). Our Board of Directors recommends that stockholders vote to hold say-on-pay votes every year. In the future, we intend to consider the outcome of such say-on-pay votes when making decisions regarding our executive compensation. Depending on the outcome of Proposal 5 (regarding the frequency of future say-on-pay votes), we expect to hold say-on-pay votes annually.
How We Determine Executive Compensation
Role of the Compensation Committee and Board of Directors
Our Compensation Committee, which is comprised entirely of independent directors, establishes our overall compensation philosophy and objectives and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee meets periodically throughout the year to, among other responsibilities, review and assess whether our executive compensation program aligns with our compensation philosophy and objectives, and determines the specific components of our NEOs’ compensation. These decisions are generally made on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our Compensation Committee deems appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.
Role of Management
Our Compensation Committee has worked with and received information and analyses from management, including within our legal, finance, and people departments, and our Chief Executive Officer, and considered such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates and provides to our Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, short-term incentive compensation, long-term incentive compensation, and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions for our named executive officers, including our Chief Executive Officer.
From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited to make presentations, provide financial or other background information or advice, or otherwise participate in our board meetings. Members of management, including our Chief Executive Officer, may attend portions of our board meetings; however, our Chief Executive Officer may not be present during decisions regarding his compensation.
Role of Compensation Consultant
Our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Our Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) to provide guidance regarding the amount and types of compensation that we pay our executive officers, how our compensation practices compare to the compensation practices of other companies, including with respect to a peer group of companies developed in consultation with FW Cook, and other compensation-related matters. FW Cook reports directly to our Compensation Committee, although FW Cook may meet with members of management for the purposes of gathering information on proposals that management may make to our Compensation Committee. FW Cook does not provide any services to us other than the services provided to our Compensation Committee.
Use of Competitive Market Compensation Data
When making compensation decisions, our Compensation Committee believes that it is important to be informed as to the current practices of comparable companies with which we compete for top talent. To this end, our Compensation Committee worked with FW Cook to compile a list of our peer companies to be considered, among other factors, in connection with benchmarking compensation for our executive officers, and assessing compensation practices and pay levels. Our Compensation Committee believes that the peer and additional third-party survey data provided by FW Cook, along with other factors, serve as an important reference point when setting compensation for our named executive officers because competition for executive management is intense in the technology industry and the retention of our talented leadership team is critical to our success.
Compensation Peer Group
The Compensation Committee periodically, and at least annually, reviews our peer group and evaluation criteria based on, among other things, evolving market dynamics. For fiscal year 2025, our Compensation Committee references a group of companies that would be appropriate peers to be considered, among other factors, when making compensation decisions, including consideration of the following criteria:
•	Publicly-traded high-technology or media companies
•	Market capitalization of less than $2 billion
•	Annual revenue between $100 million and $2 billion
•	Direct market peers or other direct-to-consumer, software platforms in other industries
•	Reference to our historical peer group and broader market competitor groups
Other companies of interest may be added to the peer group on an as-needed basis to fully inform our Compensation Committee prior to making final pay decisions.
The following 17 companies were identified by our Compensation Committee in as appropriate comparators for our compensation peer group for the purpose of informing executive pay decisions for fiscal year 2025:

Bumble (BMBL)	Match Group (MTCH)	ThredUp (TDUP)
Coursera (COUR)	NerdWallet (NRDS)	Udemy (UDMY)
Dave (DAVE)	Nextdoor Holdings (NXDR)	Vimeo (VMEO)
Duolingo (DUOL)	Peloton (PTON)	Yelp (YELP)
Eventbrite (EB)	Snap (SNAP)	Ziff Davis (ZD)
	Sprout Social (SPT)	ZipRecruiter (ZIP)

Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of our Compensation Committee members. Although market data is used as a reference point to inform initial guidelines, our

Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year, and, accordingly, pay decisions are not made by use of a rigid formulaic approach or benchmark. In making executive compensation decisions, our Compensation Committee generally takes into consideration the following factors:

⮚	Company performance and existing business needs	⮚	Grindr’s ownership, culture and values
⮚	Each executive officer’s individual performance, scope of job function and criticality of the skill set	⮚	Our Compensation Committee’s judgment
⮚	The need to attract new talent and retain existing talent in a highly competitive industry	⮚	Each executive officer’s current equity ownership and total direct compensation
⮚	Our Chief Executive Officer’s recommendations (other than for himself)	⮚	Aggregate compensation cost and impact on stockholder dilution
⮚	Internal pay equity	⮚	Positioning relative to peers in market

Key Components and Design of the Executive Compensation Program
Total Direct Compensation
Our executive compensation program focuses on total direct compensation, which consists of base salary, short-term incentive compensation, and long-term incentive awards. Our Compensation Committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay, across all pay elements, is meeting our desired objectives for each executive officer.
In evaluating our executive compensation policies and programs, we consider both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package to each of our executive officers that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to achieve corporate objectives and maximize stockholder value.
Our Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of base salary, short-term incentive compensation, and long-term incentive compensation, which it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, our Compensation Committee typically structures a significant portion of our executive officers’ compensation package to be comprised of long- and short-term equity awards to align the executive officers’ incentives with the interests of our stockholders and focus our executives on achieving key corporate goals that drive our business.
Elements of Executive Compensation
Executive compensation generally consists of, and is intended to strike a balance among, the following three principal components: base salary, short-term incentive compensation, and long-term incentive compensation. We also provide our executive officers with severance and change-in-control related payments and benefits, as well as benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in various employee health and welfare benefits and benefit plans. The following chart summarizes the principal elements of our executive compensation program, their objectives, and key features.

Element/Form	Objectives	Key Features
Base Salary (cash; fixed)	Provides stable, market-competitive fixed pay that reflects role scope, experience, and sustained performance; supports attraction and retention of critical leadership talent.
Generally reviewed annually by the Compensation Committee and determined based on a number of factors (including individual performance, experience in role, internal equity, and retention) and by reference to market data provided by FW Cook.

Element/Form	Objectives	Key Features
Annual Cash Bonus (cash; variable)	Focuses executives on the Company’s key annual financial and operating priorities; payouts align with performance outcomes and occur after year-end based on certified results.
Target bonus amounts are generally reviewed annually by the Compensation Committee and determined based on company and executive performance, in addition to market data provided by our independent compensation consultant for positions that have similar impact on the organization. Target metrics are generally determined by the Compensation Committee and communicated at the beginning of the year. Rigorous minimum performance thresholds must be met before any payout, ensuring alignment with overall company health.

Annual bonuses for 2025 were funded based on two equally weighted financial performance measures (year-over-year revenue growth and adjusted EBITDA) selected by our Compensation Committee to incentivize balanced performance across key drivers of profitability for the Company, consistent with our annual operating plan and long-term strategy. Individual performance is also considered when determining final bonus payouts.

Equity-Based Incentives
•
Key Performance Indicator (KPI) Restricted Stock Units (RSUs)

•
Time-Based Equity (RSUs)

•
Market Condition Performance-Vesting RSUs (PSUs)

•
Stock Price PSUs

(equity; variable)

Attracts highly qualified executives and encourages their continued employment over the long-term; motivates and rewards for annual and sustained enterprise value creation; aligns executives’ interests with stockholder interests and changes in stockholder value.

Equity-based incentive opportunities are generally reviewed annually or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, the retention value of current equity holdings, historical value of our stock, market data provided by FW Cook.

KPI RSUs for 2025 were subject to two equally weighted financial performance measures (year-over-year revenue growth and adjusted EBITDA) selected by our Compensation Committee for our annual cash bonus plan. Time-based RSUs are subject to multi-year vesting to promote retention. Market condition PSUs (including market capitalization, stock price, and Adjusted EBITDA metrics) and stock price PSUs are earned only upon achieving objective, external value-creation milestones and sustained stock price performance.

2025 Executive Compensation Program
Base Salary
Base salary represents the fixed portion of our named executive officers’ compensation and is an important element of compensation intended to attract and retain highly talented executives. The Compensation Committee’s decisions regarding base salary levels for the NEOs are primarily based on its review of competitive market information for comparable positions, the executive’s performance of their duties, the criticality of the executive’s role to the execution of corporate strategy and the executive’s potential to impact future business results. Our Compensation Committee determined the initial base salary for each of our named executive officers in connection with his or her commencement of employment with us and generally reviews the base salary of each executive for potential adjustment on an annual basis.
The annual base salaries of each of our named executive officers for 2024 and 2025 are listed below.

Executive	2024 Annual Base Salary Rate ($)	2025 Annual Base Salary Rate ($)	Percentage Change
George Arison(1)	$1,000,000	$1,000,000	—
John North(2)	—	$175,000	—
Austin “AJ” Balance	$410,000	$410,000	—
Zachary Katz(1)	$440,000	$440,000	—
Vandana Mehta-Krantz(3)	$505,000	$505,000	—

(1)	Base salary was established when he commenced employment with Grindr and has not increased.
(2)	Mr. North commenced employment with Grindr on October 1, 2025.
(3)	Ms. Krantz departed Grindr effective March 31, 2026.
2025 Annual Cash Bonus Plan
In March 2025, the Compensation Committee established the Grindr 2025 Bonus Plan (the “Bonus Plan”), pursuant to which certain of our employees, including our named executive officers, were eligible to receive cash bonuses based on company performance for the 2025 fiscal year. Each named executive officer’s opportunity under the Bonus Plan for 2025 was based on a target percentage of his or her base salary and was set at the time of the individual’s commencement of their employment with the company. The 2025 target opportunities under the Bonus Plan for each of our named executive officers are set forth below:

Executive	Target Bonus as % of Salary	Target Bonus ($)
George Arison	100%	$1,000,000
John North(1)	100%	$43,750
Austin “AJ” Balance	55%	$225,500
Zachary Katz	50%	$220,000
Vandana Mehta-Krantz	60%	$303,000

(1)	Mr. North commenced employment with the Company on October 1, 2025, and his opportunity under the Bonus Plan for 2025 was prorated based on his start date.
Company performance metrics and corresponding weightings under the Bonus Plan are determined each year by the Compensation Committee. Following the end of the fiscal year, our Compensation Committee assesses actual Company performance against the metrics and determines the applicable Company performance multiplier, if any. The Compensation Committee also assesses our named executive officers’ individual contributions to corporate performance for the prior year. Each payout under the Bonus Plan is then calculated by multiplying a participant’s target bonus amount by the Company performance multiplier. Based on its assessment of the participant’s individual performance, the Compensation Committee may also determine, in its sole discretion, to pay a participant an additional bonus amount and may also reduce or eliminate any bonus that would otherwise have been payable based on performance if the participant is not in good standing on the date of payment. In 2025, the maximum pool available for payment of bonuses to all participants in the Bonus Plan, including executive and non-executive employees, was two times the aggregate target bonus amounts for all participants in the Bonus Plan.
Company Performance. For 2025, our Compensation Committee determined to use two equally weighted financial performance metrics for the Bonus Plan: year-over-year revenue growth (“2025 YOY Revenue Growth”) and adjusted EBITDA (“2025 Adjusted EBITDA”), each as defined below. These metrics were selected to incentivize balanced performance across key drivers of profitability for the Company: growth, risk, cost discipline, and culture. No amounts could be earned under the Bonus Plan for 2025 unless each of the following three minimum requirements was satisfied: (1) Grindr achieved 2025 Adjusted EBITDA of at least $182 million, (2) Grindr achieved 2025 YOY Revenue Growth of at least 24%, and (3) unless otherwise provided in the participant’s employment agreement or offer letter with Grindr, the participant remained employed through the date of payment.
For 2025, the Company performance multiplier was calculated as the lesser of (a) 1.5x, and (b) the sum of (1) the applicable 2025 YOY Revenue Growth Multiplier and (2) the applicable 2025 Adjusted EBITDA Multiplier (each as determined in accordance with the table below, based on actual performance), such sum then minus 1.0x if the 2025 YOY Revenue Growth Multiplier was greater than or equal to 1.0x, or divided by 2 if the 2025 YOY Revenue Growth Multiplier was less than 1.0x.
The 2025 goals under the Bonus Plan, corresponding multipliers, and actual performance for each of these performance measures are set forth below:

2025 YOY Revenue Growth(1)			2025 Adjusted EBITDA(2)
Performance Level	Multiplier(3)	Actual Results	Performance Level	Multiplier(3)	Actual Results
24%	0.5x		$182 million	1.0x
25%	0.75x		$190 million	1.5x
26%	1.0x		$194 million	1.8x	$195.6M ➜ 1.84x
27%	1.1x	27.6% ➜ 1.16x	$200 million	2.0x
28%	1.2x		More than $200 million	Increases at the same rate as between $194 million and $200 million of 2025 Adjusted EBITDA(4)
29%	1.3x
30%	1.4x
Greater than 30%	0.1x added for each additional 1% of 2025 YOY Revenue Growth
Company Performance Multiplier: 1.5x(5)

(1)
“2025 YOY Revenue Growth” is defined as year-over-year Revenue growth for calendar year 2025 as compared to calendar year 2024. “Revenue” means Grindr’s total consolidated revenues for the applicable period, as determined in accordance with U.S. generally accepted accounting principles and reported in Grindr’s audited financial statements.

(2)
“2025 Adjusted EBITDA” is defined as Grindr’s Adjusted EBITDA for the 2025 calendar year, as reported in Grindr’s audited financial statements (net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liability; and employee transition costs, litigation-related costs, transaction-related costs, management fees and other items, in each case, that are unrelated to our core ongoing business operations); provided that, for purposes of the Bonus Plan, (i) in no event would annual bonuses paid to employees of Grindr during the 2025 calendar year cause the 2025 Adjusted EBITDA to fall below $182 million, and (ii) litigation- or settlement-related costs related to a certain litigation matter were to be added back into 2025 Adjusted EBITDA to the extent such costs were not otherwise added back in the calculation of Adjusted EBITDA for 2025 as set forth in our audited financial statements and not reimbursed or otherwise paid for by insurance as of December 31, 2025. No amounts were added back pursuant to clause (ii) in 2025.

(3)
The amount of each multiplier could scale linearly between each of the percentage levels in the table above 24% for 2025 YOY Revenue Growth and above $182 million for 2025 Adjusted EBITDA as determined by the Compensation Committee.

(4)	The 2025 Adjusted EBITDA Multiplier could exceed 2.0x only if the 2025 YOY Revenue Growth Multiplier was equal to or greater than 1.0x.
(5)
The actual multipliers for 2025 YOY Revenue Growth (1.16x) and 2025 Adjusted EBITDA (1.84x) produced a combined Company performance multiplier of 2.0x, which was reduced to 1.5x pursuant to the cap described above.

Individual Performance. Once the bonus pool has been funded based on Company performance, our Compensation Committee may adjust the final bonus performance multiplier for our executive officers positively to recognize exceptional contributions or negatively to acknowledge performance that fell below expectations. For 2025, our Compensation Committee evaluated each applicable named executive officer’s individual performance and determined to adjust the final bonus multiplier for each of Messrs. Arison, North, Balance, and Katz in recognition of their outstanding contributions to Grindr’s performance, including financial metrics and strategic objectives. In making its determination of the final bonus multipliers for each of Messrs. North, Balance, and Katz, the Compensation Committee considered recommendations made by Mr. Arison in his capacity as the Company’s Chief Executive Officer. Based on its consultation with FW Cook, the Compensation Committee applied a 3.0x upper limit to the final bonus performance multiplier for all executive officers; however, the Compensation Committee approved a final bonus performance multiplier of 3.5x for Mr. North, above that limit, in recognition of his significantly lower cash compensation relative to the other named executive officers.
Bonus Payouts. Based on the foregoing Company and individual performance, the amounts ultimately earned by our named executive officers for 2025 under the Bonus Plan were as follows:

Executive	Target Bonus ($)	Company Performance Multiplier(1)	Final Bonus Performance Multiplier(2)	Aggregate 2025 Bonus Plan Payout ($)
George Arison	$1,000,000	1.5x	2.9x	$2,900,000
John North	$43,750	1.5x	3.5x	$153,125
Austin “AJ” Balance	$225,500	1.5x	2.8x	$631,400
Zachary Katz	$220,000	1.5x	2.5x	$550,000
Vandana Mehta-Krantz(3)	$303,000	—	1.0x	$303,000

(1)
As noted above, actual multipliers for 2025 YOY Revenue Growth (1.16x) and 2025 Adjusted EBITDA (1.84x) produced a combined Company performance multiplier of 2.0x, which was reduced to 1.5x pursuant to the cap described above, which multiplier was utilized to determine the aggregate amount of bonus payments available under the Bonus Plan. The Compensation Committee referenced the combined Company performance multiplier of 2.0x in determining the individual performance adjustments for executive officers.

(2)
The final bonus performance multiplier shown in this column reflects the total bonus multiplier applicable to the individual, determined by combining the Company performance multiplier with any upward or downward individual performance adjustment by the Compensation Committee.

(3)
Pursuant to Ms. Krantz’s transition agreement with Grindr, she remained eligible to receive a 2025 bonus under the Bonus Plan based on actual Company performance at an individual performance multiplier of 1.0x.

Equity-Based Incentive Compensation
Our equity-based incentive program is designed to align executives with stockholders, reward durable value creation, and promote retention of critical talent. Equity awards foster an ownership mindset and link pay to short- and long-term outcomes through a mix of time-based and performance-based vehicles that vest over multiple years and require the achievement of objective, rigorous performance goals. We currently grant equity-based incentives pursuant to our 2022 Plan (as defined above). In 2025, Messrs. Arison, North, Balance, and Katz received a mix of (i) Key Performance Indicator RSUs (“KPI RSUs”), (ii) time-vesting RSUs, (iii) performance-vesting RSUs (“PSUs”) that can be earned based on the achievement of certain market condition or financial milestones (“Market Condition PSUs”), and (iv) PSUs that can be earned based on the performance of our stock price (“Stock Price PSUs”).
Our approach to executive equity compensation generally follows a structured lifecycle. The Compensation Committee evaluates equity awards on an annualized basis over the expected service period of the executive, aligning the value of such awards with the applicable vesting schedule as part of its compensation framework. Each executive officer receives an initial equity grant upon joining the Company, sized to provide competitive long-term incentive value over approximately five years of service. Beginning at the end of the executive’s first full year with Grindr, the Compensation Committee introduces an annual KPI RSU award opportunity based on the Company’s financial performance for that year, which is earned following the Compensation Committee’s certification of results early in the subsequent year; accordingly, executive officers generally do not participate in the KPI RSU program during their first year of employment. Also at the end of the first full year, the Compensation Committee assesses whether the executive’s demonstrated performance merits a refresh equity grant. Refresh grants are generally intended to be structured to vest over four to five years, running concurrently with the remaining vesting schedule of the initial grant, maintaining a steady level of equity incentives throughout the executive’s tenure. The Compensation Committee reviews executive compensation annually for market competitiveness against peer group benchmarks and data provided by FW Cook, and considers refreshing executive equity grants as outstanding awards approach full vesting. The Compensation

Committee will occasionally consider one-time adjustments to executive officer equity-based incentive compensation as needed to retain key executives who had demonstrated outstanding performance, and in recognition of outstanding performance or other factors. Mr. North’s compensation structure approved in connection with his commencement of employment departs from this general framework, as his package was weighted more heavily toward long-term equity incentives (see “— CFO Transition — John North” for more details).
KPI RSU Awards. In 2025, each of Messrs. Arison, North, Balance, Katz, and Ms. Krantz received the opportunity to earn RSUs based on Grindr’s actual 2025 YOY Revenue Growth and 2025 Adjusted EBITDA performance, the same measures described above under “— 2025 Annual Cash Bonus Plan,” based on the target numbers set forth below:

Executive	Target KPI RSU Value ($)	Target KPI RSUs (#)(1)
George Arison	$1,500,000	85,753
John North(2)	$125,000	8,412
Austin “AJ” Balance	$350,000	23,555
Zachary Katz	$250,000	16,825
Vandana Mehta-Krantz(3)	$550,000	—

(1)
Number of KPI RSUs (at target) determined by dividing the targeted value by the average volume-weighted average trading price (the “average VWAP”) of a share of our common stock over the 90 trading days leading up to the applicable grant date (the “pre-grant VWAP”).

(2)	Mr. North’s KPI RSU award opportunity for 2025 was prorated based on his October 1, 2025 start date.
(3)
Ms. Krantz’s 2025 KPI RSU framework provided for a range of dollar values that would be converted into fully vested RSUs based on achievement of the performance parameters described below, but she did not receive a grant of target KPI RSUs.

No KPI RSUs could be earned for 2025 unless each of the following two minimum requirements was satisfied: (1) Grindr achieved 2025 Adjusted EBITDA of at least $182 million, and (2) Grindr achieved 2025 YOY Revenue Growth of at least 24%. The number of KPI RSUs initially earned (or, for Ms. Krantz, the earned KPI RSU value) would be determined based on the Company’s actual performance against the performance goals, as assessed by our Compensation Committee following the end of 2025, expressed as a Company performance multiplier. For the 2025 KPI RSUs, the Company performance multiplier was calculated as the sum of the applicable 2025 YOY Revenue Growth Multiplier and the applicable 2025 Adjusted EBITDA Multiplier, minus 1. The number of initial earned KPI RSUs (or, for Ms. Krantz, the earned KPI RSU value) that each applicable named executive officer could receive based on the Company performance multiplier is set forth in the table below:

Initial Earned KPI RSUs as % of Target or Based on Earned KPI RSU Value(1)
Executive	1.0x Company Performance Multiplier	1.5x Company Performance Multiplier	2.0x Company Performance Multiplier
George Arison	100.0% of Target KPI RSUs ($1,500,000)	150.0% of Target KPI RSUs ($2,250,000)	200.0% of Target KPI RSUs ($3,000,000)
John North	100.0% of Target KPI RSUs ($125,000)	120.0% of Target KPI RSUs ($150,000)	140.0% of Target KPI RSUs ($175,000)
Austin “AJ” Balance	100.0% of Target KPI RSUs ($350,000)	116.5% of the Target KPI RSUs ($407,750)	132.9% of Target KPI RSUs ($465,000)
Zachary Katz	100.0% of Target KPI RSUs ($250,000)	120.0% of the Target KPI RSUs ($300,000)	140.0% of Target KPI RSUs ($350,000)
Vandana Mehta-Krantz(2)	$550,000	$640,000	$730,000

(1)
The number of initial earned KPI RSUs as a percentage of target (or, for Ms. Krantz, the earned KPI RSU value) would scale linearly between the percentages (or dollar amounts) set forth above for every one-tenth increase in the Company performance multiplier and could also scale linearly for incremental performance between each one-tenth step in the Compensation Committee’s discretion.

(2)
Ms. Krantz’s 2025 KPI RSU framework provided for a range of earned KPI RSU values that would be converted, to the extent the applicable Company performance multiplier was achieved, into fully vested RSUs by dividing the applicable earned KPI RSU value by the average VWAP over the 90 trading days preceding the grant date.

For Messrs. Arison, North, Balance, and Katz, the initial earned KPI RSUs were then subject to potential downward adjustment to the extent that the pre-grant VWAP was less than the average VWAP over the 90 trading days leading up to the date of the Compensation Committee’s certification of 2025 performance against the KPIs (the “pre-vest VWAP”). If the pre-grant VWAP was greater than the post-vest VWAP, the applicable named executive officer would receive an additional incremental number of vested RSUs at the time of the Compensation Committee’s certification of performance.
The 2025 goals applicable to the KPI RSUs, the corresponding multipliers, and actual performance for each of the performance measures are set forth below:

2025 YOY Revenue Growth(1)			2025 Adjusted EBITDA(1)
Performance Level	Multiplier(2)	Actual Results	Performance Level	Multiplier(2)	Actual Results
24% - 26%	1.0x		$182 million	1.0x
27%	1.1x	27.6% ➜ 1.16x	$190 million	1.5x
28%	1.2x		$194 million	1.8x	$195.6M ➜ 1.84x
29%	1.3x		$200 million	2.0x
30%	1.4x		More than $200 million	See below(3)
Greater than 30%	0.1x added for each additional 1% of 2025 YOY Revenue Growth
Actual Company Performance Multiplier: 1.16x + 1.84x – 1.00x = 2.0x

(1)	2025 YOY Revenue Growth and 2025 Adjusted EBITDA have the same definitions as set forth above with respect to the Bonus Plan.
(2)
The number of initial earned KPI RSUs (or, for Ms. Krantz, the earned KPI RSU value) could scale linearly between each of the Company performance multipliers set forth above between 1.0x and 2.0x as determined by the Compensation Committee.

(3)
For Mr. Arison only, the 2025 Adjusted EBITDA Multiplier increased at the same rate as between $194 million and $200 million of 2025 Adjusted EBITDA and could exceed 2.0x only if the 2025 YOY Revenue Growth Multiplier was equal to or greater than 1.0x. For the other named executive officers, any amount added to the 2025 Adjusted EBITDA Multiplier above $200 million of 2025 Adjusted EBITDA would be in the Compensation Committee’s sole discretion.

Based on actual performance as described above, Messrs. Arison, North, Balance, and Katz ultimately earned the 2025 KPI RSUs set forth in the table below:

Executive	Target KPI RSUs (#)	Actual Company Performance Multiplier	Initial Earned KPI RSUs as % of Target	Initial Earned KPI RSUs (#)	True- up/ Additional KPI RSUs(1)	Aggregate Earned KPI RSUs
George Arison	85,753	2.0x	200.0%	171,506	68,563	240,069
John North	8,412	2.0x	140.0%	11,776	6,226(2)	18,002
Austin “AJ” Balance	23,555	2.0x	132.9%	31,304	5,916	37,220
Zachary Katz	16,825	2.0x	140.0%	23,555	4,452	28,007

(1)
For Messrs. Arison, Balance, and Katz, reflects the number of additional fully vested KPI RSUs granted to each named executive officer because the pre-grant VWAP was greater than the post-vest VWAP, as described above (the “True-up KPI RSUs”).

(2)
For Mr. North, reflects the sum of (a) 2,225 True-up KPI RSUs, and (b) 4,001 additional, discretionary fully vested KPI RSUs awarded by the Compensation Committee in its discretion at the time that it certified 2025 performance, in recognition of Mr. North’s outsized contributions to Grindr’s success during his relatively short tenure in service in 2025 and based on a 3.0x Company performance multiplier.

Pursuant to the terms of her transition agreement with Grindr, Ms. Krantz remained eligible to receive the fully vested KPI RSUs earned based on actual performance for 2025 prior to her resignation date. The 2.0x Company performance multiplier resulted in Ms. Krantz having an earned KPI RSU value of $730,000 and she ultimately received 58,417 fully vested RSUs in satisfaction of this award.

Time-Based RSU Awards. Restricted stock unit (RSU) awards with time-based vesting align the interests of our named executive officers with the interests of our stockholders by promoting the stability and retention of an effective executive team over the longer term. In 2025, the Compensation Committee approved grants of RSUs (i) for Mr. North, as part of his new-hire compensation package when he was appointed as our Chief Financial Officer (see “— CFO Transition — John North” below for more details), and (ii) for Messrs. Arison, Balance, and Katz, following our periodic equity-based incentive compensation review. Prior to the 2025 refresh RSU award, Mr. Arison had not received any RSU awards since his new-hire RSU award in 2022 (subject to vesting based on continued service through 2027) and the amended arrangement with Mr. Arison was intended to, in part, extended his compensation arrangements until October 2030 (see “— Other Elements of Compensation — Employment Agreements and Offer Letters”). The RSUs awarded to our named executive officers are set forth in the table below.

Executive	Shares Underlying RSU Grant (#)	Aggregate Grant Date Fair Value ($)
George Arison(1)	2,250,000	$28,912,500
John North(2)	730,000	$10,862,400
Austin “AJ” Balance(3)	425,000	$5,452,750
Zachary Katz(3)	270,000	$3,464,100

(1)
Mr. Arison’s refresh RSU award was granted contingent upon stockholder approval at the Annual Meeting of an amendment to increase the share reserve under our 2022 Plan, as set forth in Proposal 3 to this proxy statement. These RSUs will have a vesting commencement date of October 19, 2027, the fifth anniversary of Mr. Arison’s employment start date, and will vest in six equal installments every six months thereafter, with the final such vesting date occurring on October 19, 2030, subject to Mr. Arison’s continued employment through each applicable vesting date.

(2)
The initial RSU award granted to Mr. North vests over a five-year period, with 110,000 shares vesting on the each of the first and second anniversaries of October 1, 2025, 150,000 shares vesting on the third anniversary of October 1, 2025, and 180,000 shares vesting on each of the fourth and fifth anniversaries of October 1, 2025.

(3)
The refresh RSU awards granted to Messrs. Balance and Katz vest over a five-year period, with 20% vesting on December 1, 2026 and November 11, 2026, respectively, and the remainder vesting in equal annual installments thereafter over the subsequent four anniversaries, subject to their respective continued employment through each applicable vesting date.

Market Condition PSU Awards. Each of Messrs. Arison, North, Balance, and Katz has received, either in 2025 or in a previous fiscal year, the opportunity to earn fully vested RSUs based on the achievement, during a specified performance period, of certain performance hurdles, or Market Condition PSUs. In November 2025, in consideration of the same factors noted above with respect to the grant of time-based RSU awards (namely, providing incentives for furthering Grindr’s longer-term strategic goals and rewarding outstanding performance), the Compensation Committee determined to amend the then-outstanding Market Condition PSUs held by Messrs. Arison, North, and Balance to provide for alternative performance-based vesting criteria, such that each Market Condition PSU would vest following the first to be satisfied of the applicable market capitalization threshold, a goal based on our average VWAP over a specified period, or a goal based on our trailing 12-month Adjusted EBITDA. These performance measures were selected to focus the executive team on driving sustained increases in Company value, stock price performance, and operating profitability. The revised structure of the Market Condition PSU awards added a deadline for achievement, described below, increasing the rigor of the performance objectives.
In November 2025, the Compensation Committee also approved new Market Condition PSU opportunities for both Messrs. Balance (at the $7.5 billion market capitalization threshold) and Katz (at both the $5 billion and $7.5 billion market capitalization thresholds) subject to the same vesting parameters noted above. Each named executive officer must be employed by Grindr on the date of grant of any fully vested RSUs following satisfaction of the performance criteria applicable to the Market Condition PSUs.

The Market Condition PSU awards held by each of our current named executive officers are summarized in the table below:

PSU Tranche	Performance Criteria	Deadline for Achievement	Individual PSU Opportunity
First Tranche
First to occur of (i) Average Grindr Market Cap(1) exceeds $5 billion, (ii) average VWAP(2) equals/exceeds $26 over a period of 15 consecutive trading days, or (iii) TTM EBITDA(3) equals or exceeds $275 million
On or prior to December 31, 2027
•
Mr. Arison: $20 million(4)
•
Mr. North: $300,000 (if achieved on or after April 1, 2026, but before July 1, 2026) or $600,000 (if achieved on or after July 1, 2026 through December 31, 2027, inclusive)(4)
•
Mr. Balance: 200,000 RSUs
•
Mr. Katz: 60,000 RSUs

Second Tranche
First to occur of (i) Average Grindr Market Cap exceeds $7.5 billion, (ii) average VWAP equals/exceeds $39 over a period of 15 consecutive trading days, or (iii) TTM EBITDA equals or exceeds $412 million
		On or prior to March 31, 2029	• Mr. Arison: $30 million(4) • Mr. North: $7.5 million (if achieved on or after July 1, 2027 through March 31, 2029, inclusive)(4) • Mr. Balance: $5 million(4) • Mr. Katz: 60,000 RSUs

Third Tranche
First to occur of (i) Average Grindr Market Cap exceeds $10 billion, (ii) average VWAP equals/exceeds $52 over a period of 15 consecutive trading days, or (iii) TTM EBITDA equals or exceeds $550 million
		On or after July 1, 2027 through December 31, 2030, inclusive	• Mr. North: $11 million(4)

(1)
“Average Grindr Market Cap” means the daily average of the Grindr Market Cap for the 90 trading days preceding a given day. “Grindr Market Cap” means (a) the volume-weighted average trading price of a share of Grindr common stock on a given day, multiplied by (b) the number of issued and outstanding shares of Grindr common stock on such day.

(2)	For purposes of the Market Condition PSUs, “average VWAP” has the same meaning given to such term above under “—Short-Term Incentive Compensation: 2025 KPI RSU Awards.”
(3)
“TTM EBITDA” means Grindr’s Adjusted EBITDA as reported in Grindr’s filings with the SEC for the four fiscal quarters preceding and including the most recently completed fiscal quarter of Grindr prior to the determination date (with the day of any filings with the SEC in which Grindr’s Adjusted EBITDA is reported constituting a determination date).

(4)	Dollar value to be converted into a number of fully vested RSUs based on the average VWAP for the 90 trading days preceding the date that the performance goal is achieved.
Stock Price PSU Awards. In November 2025, in the interest of continued employee retention, including executive retention; to reward excellent performance; and to reinforce executive and stockholder alignment, the Compensation Committee also determined to grant Messrs. Balance and Katz PSUs that can be earned based on the achievement of certain stock price hurdles (the “Stock Price PSUs”). The Stock Price PSUs are designed so that executives realize value only if our stockholders realize sustained increases in the market price of our common stock, which the Compensation Committee believes is an objective and transparent measure of long-term value creation. Messrs. Balance and Katz received 20,000 and 15,000 Stock Price PSUs, respectively, that will be earned based on performance as follows: (i) 50% of the Stock Price PSUs will be earned if the average VWAP (as defined above) for 20 consecutive trading days equals or exceeds 120% of the average VWAP for the 30 consecutive trading days preceding the grant date for the Stock Price PSUs (the “Baseline Price”), and (ii) 50% of the Stock Price PSUs will be earned if the average VWAP for 20 consecutive trading days equals or exceeds 150% of the Baseline Price. To the extent that one or both of these performance conditions is achieved, the related Stock Price PSUs will vest on the later of (a) the date that is nine months following the grant date of the Stock Price PSUs; and (b) the date as of which the condition was achieved, in each case, subject to the applicable named executive officer’s continued employment with is through each such date. Messrs. Arison and North did not receive grants of these Stock Price PSUs, choosing instead to preserve the available Stock Price PSU pool for allocation to other employees of the Company.

CFO Transition
Vandana Mehta-Krantz
On July 31, 2025, we announced Ms. Krantz’s departure as Grindr’s Chief Financial Officer, effective upon the appointment of her successor. When Mr. North commenced employment with Grindr, Ms. Krantz transitioned into a non-executive, senior advisor role until March 31, 2026. In connection with Ms. Krantz’s departure, Grindr entered into a transition agreement, dated July 28, 2025 (the “Krantz Transition Agreement”). Pursuant to the Krantz Transition Agreement, subject to her compliance with her obligations to the Company, she received (a) cash severance equal to 12 months of her base salary of $505,000, payable in the form of salary continuation over a twelve-month period, (b) a one-time cash payment of $303,000, equal to Ms. Krantz’s annual bonus for fiscal year 2025, (c) a one-time cash payment of $74,712, equal to Ms. Krantz’s pro-rated annual bonus for fiscal year 2026, based on the target amount for such year, pro-rated based on the number of days Ms. Krantz was employed in such year, and payable in a lump sum on the date the first cash severance payment is paid pursuant to subsection (a), and (d) $35,560, representing payment of up to 12 months of COBRA premiums. Ms. Krantz also received her annual bonus for fiscal year 2025 based on the Company’s actual performance in the amount of $303,000. In addition, the Transition Agreement provided that, subject to her continued employment through March 31, 2026, she would receive continued vesting of any outstanding equity awards through such date, would receive accelerated vesting of 82,667 outstanding and unvested RSUs (representing 50% of the equity awards previously granted to Ms. Krantz, that would have otherwise vested on September 26, 2026 and December 1, 2026), and would remain eligible to receive fully vested KPI RSUs for 2025 based on actual performance (as described above under “Equity-Based Incentive Compensation—KPI RSU Awards”).
John North
Effective October 1, 2025, we entered into an offer letter with Mr. North with respect to Mr. North’s service as our Chief Financial Officer, which was subsequently amended effective December 1, 2025. The offer letter provides for an initial annual base salary of $175,000, an annual target bonus of 100% of base salary, prorated for 2025, and a relocation payment of $150,000. Mr. North would have been required to return his $150,000 relocation payment if he voluntarily resigned without Good Reason or was terminated for Cause (as those terms are defined in his offer letter) before March 2026, which was six months after his start date. Mr. North’s compensation package was structured to emphasize long-term equity incentives over near-term cash compensation, reflecting his conviction in the Company’s growth trajectory and his commitment to alignment with long-term stockholder value creation. The offer letter also provides for severance benefits in the event of certain qualifying terminations of Mr. North’s employment, as described in more detail below in the section titled “— Potential Payments upon Termination or Change of Control.”
In connection with Mr. North’s onboarding, the Compensation Committee also approved (i) a new-hire award of time-based RSUs with respect to 730,000 shares of Grindr common stock, vesting over a five-year period (with 110,000 RSUs vesting on each of the first and second anniversaries of his start date, 150,000 RSUs vesting on the third anniversary of his start date, and 180,000 RSUs vesting on each of the fourth and fifth anniversaries of his start date, in each case, based on his continued employment with us as of each applicable vesting date), (ii) Mr. North’s 2025 KPI RSU arrangement (as described above under “Equity-Based Incentive Compensation — KPI RSU Awards”), and (iii) Mr. North’s Market Condition PSU awards (subsequently modified by the Compensation Committee to provide for alternative vesting criteria, as described above under “Equity-Based Incentive Compensation — Market Condition PSU Awards”).
Other Elements of Compensation
Employment Agreements and Offer Letters
We have entered into employment agreements or offer letters with each of our named executive officers upon their commencement of employment with Grindr. Each of these agreements establishes the named executive officer’s starting base salary, initial target annual bonus opportunity, and initial equity grant. In November 2025, the Compensation Committee approved the entry into an amended and restated employment agreement with Mr. Arison, which extended his compensation arrangements until October 2030, and amended offer letters with Messrs. North, Balance, and Katz, each effective as of December 1, 2025. These agreements, as amended or amended and restated, as applicable, are summarized below under “—Agreements with Named Executive Officers.”

Severance and Change in Control Benefits
We provide each of our current named executive officers with certain severance and change in control protections in their employment agreements and/or offer letters, in each case, as amended in 2025. A more detailed description of these arrangements is provided in the section titled “—Potential Payments upon Termination or Change of Control.”
Our Compensation Committee believes severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated, including in connection with a change in control, and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. Further, our Compensation Committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with a potential or actual change in control. Such payments protect the interests of our stockholders by enhancing executive focus during potential change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. However, we do not have any agreements with our named executive officers guaranteeing any tax gross-up payments on severance or change in control benefits for excise taxes under Section 4999 of the Code.
Retirement Plans
In 2025, the named executive officers participated in a 401(k) retirement savings plan maintained by us. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2025, contributions made by participants, including the named executive officers, in the 401(k) plan were matched by the Company up to a specified percentage of the employee contribution. These matching contributions generally vest on the date on which the contribution is made. Our named executive officers continue to be eligible to participate in the 401(k) plan on the same terms as other full-time employees.
Employee Benefits
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental, and vision insurance; life insurance; accidental death insurance, and dismemberment insurance; and disability insurance. Grindr does not maintain any executive-specific benefit or executive perquisite programs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we generally do not provide excessive perquisites or other personal benefits to our executive officers, including the named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Board or Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under ASC Topic 718, we are required to measure the compensation expense for all stock-based awards made to employees and directors based on the grant-date fair value of these awards. We record stock-based compensation expense on an ongoing basis according to ASC Topic 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, or Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Board of Directors and our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, they also look at other factors in making their decisions and retain the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and our stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Other Compensation Policies and Practices
Clawback Policy
In November 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy, designed to comply with Rule 10D-1 of the Exchange Act and NYSE listing standards. The policy provides that, in the event we are required to prepare an accounting restatement, we will be required to recover incentive-based compensation received by any current or former executive officer based wholly or in part upon the attainment of a financial reporting measure that was erroneously awarded during the period of time specified in the policy.
Insider Trading Policy
We have an insider trading policy (our “Insider Trading Policy”) and procedures that govern the purchase, sale, and other dispositions of our securities by our directors, officers, and employees. We believe our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, on March 7, 2024.
Hedging Policy
Pursuant to our Insider Trading Policy, which applies to all directors, officers, other employees, and certain service providers of our Company, hedging transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, must be pre-cleared in advance by the Company’s Head of Legal or such officer’s designee. Our Insider Trading Policy also prohibits directors, officers, employees, and other select service providers from trading in derivative securities related to our common stock, which include publicly-traded call and put options, (other than warrants issued by us) unless such person has obtained pre-clearance from our Head of Legal or such officer’s designee. In addition, all directors, executive officers, and other specified employees are prohibited from holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan, unless such person has obtained pre-clearance from our Head of Legal or such officer’s designee.
Compensation Risk Assessment
From time to time, including in connection with the establishment of new compensation programs, our Compensation Committee considers whether our compensation policies and practices encourage employees to take inappropriate risks. Our Compensation Committee believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.
Respectfully submitted by the members of our Compensation Committee of the Board of Directors:
Members of the Compensation Committee
Michael Gearon, Jr. (Chair)
Chad Cohen
Nathan Richardson

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
George Arison Chief Executive Officer	2025	$1,000,000	$1,401,000	$52,247,082	$1,500,000	$20,000	$56,168,082
	2024	$1,000,000	$1,351,000	$2,667,047	$1,500,000	$21,397	$6,539,444
	2023	$1,000,000	$846,000	$2,350,073	$1,300,000	$22,500	$5,518,573
John North (5) Chief Financial Officer	2025	$43,750	$88,500	$15,988,803	$65,625	$2,188	$16,188,865
Austin “AJ” Balance Chief Product Officer	2025	$410,000	$294,150	$6,873,753	$338,250	$21,000	$7,937,153
	2024	$410,000	$260,325	$5,254,676	$338,250	$21,397(8)	$6,284,649
	2023	$377,917	$300,000	$4,440,873	$270,210	$—	$5,389,000
Zachary Katz Chief Legal Officer & Head of Global Affairs	2025	$440,000	$221,000	$5,078,186	$330,000	$14,300	$6,083,486
	2024	$440,000	$276,000	$3,722,276	$330,000	$21,397(8)	$4,789,674
Vandana Mehta-Krantz(6) Former Chief Financial Officer	2025	$378,750	—	$2,830,457	—	$1,186,412(7)	$4,395,619
	2024	$505,000	$248,216	$648,976	$454,500	$21,416	$1,878,108
	2023	$505,000	$625,000	$4,440,379	$393,300	$17,388	$5,981,067

(1)
The amounts reported in this column for 2025 represent (a) incremental discretionary cash bonuses awarded by the Compensation Committee in March 2026 based on the individual performance of the applicable named executive officers during fiscal year 2025 and (b) a Company-wide cash bonus payment of $1,000 received by each of Messrs. Arison, North, Balance, and Katz. For further information, please refer to the section titled “Compensation Discussion and Analysis – 2025 Executive Compensation Program – 2025 Annual Cash Bonus Plan.”

(2)
The amounts reported in this column for 2025 do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect (a) the grant date fair value of each RSU award granted (or deemed granted) in 2025 (including certain market condition performance vesting equity awards and stock price performance vesting awards); and (b) the incremental fair value resulting from modification of certain previously granted equity awards which were subsequently modified in 2025, each computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards and incremental increases in fair value resulting from these modifications as reported in this column are set forth in the notes to our audited consolidated financial statements included in Note 13 to the financial statements included in the 2025 Form 10-K.

(3)
The amounts reported in this column for 2025 consist of standard bonus amounts earned based on the achievement of Company performance goals under the Bonus Plan framework approved by the Compensation Committee in March 2025. For further information, please refer to the sections titled “Compensation Discussion and Analysis – 2025 Executive Compensation Program – 2025 Annual Cash Bonus Plan.”

(4)
The amounts reported in this column for 2025 for Messrs. Arison, North, Balance and Katz consist of Company 2025 401(k) matching contributions, including contributions of $20,000 for Mr. Arison, $2,188 for Mr. North, $21,000 for Mr. Balance, $14,300 for Mr. Katz.

(5)
Mr. North commenced employment as our Chief Financial Officer on October 1, 2025 and the prorated amounts shown in this table reflect partial year service. Mr. North was paid a $150,000 sign-on bonus in connection with the commencement of his employment in 2025. Pursuant to the terms of his employment agreement with us Mr. North would have been required to return such amount if he voluntarily resigned without Good Reason or was terminated for Cause (as those terms are defined in his offer letter) before March 2026, which was six months after his start date. The total amount of Mr. North’s bonus payment was, therefore, earned in 2026 six months following his start date, once he could no longer be required to return any amount of his sign-on bonus to us.

(6)	Ms. Krantz ceased serving as our Chief Financial Officer on October 1, 2025. She was employed as a senior advisor to the Company until March 31, 2026.
(7)
The amount reported consists of $15,640 in Company 401(k) matching contributions; and $1,170,772 in payments in connection with Ms. Krantz’s transition out of the role of the Company’s Chief Financial Officer, which consists of (i) $252,500 paid in connection with her service as a senior advisor to the company from October 1, 2025 until March 31, 2026, (ii) $505,000, which is equivalent to 12 months of Ms. Krantz’s base salary, (iii) $303,000, which is equivalent to Ms. Krantz’s annual bonus for fiscal year 2025, (iv) $74,712, which is equivalent to Ms. Krantz’s pro-rated annual bonus for fiscal year 2026, and (v) $35,560, representing payment of up to 12 months of COBRA premiums, each as described above in the section titled “Compensation Discussion & Analysis - CFO Transition.”

(8)
For 2024, the amount reported includes a Safe Harbor true-up payment for 2024 that occurred in 2025 in the amount of $18,650 for Mr. Balance and $6,635 for Mr. Katz, which were not reported in the Summary Compensation Table in our proxy statement for the 2025 annual meeting of stockholders.

Grants of Plan-Based Awards in 2025
The following table shows for the fiscal year ended December 31, 2025, certain information regarding grants of plan-based awards to the named executive officers:

Name	Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)/($)	Target (#)/($)	Maximum (#)/($)
George Arison	2025 Cash Bonus Opportunity	—	500,000	1,000,000	1,500,000	—	—	—	—	—
	Modification of Market Condition PSUs(4)	3/18/2025	—	—	—	—	—	—	—	4,039,371
	Modification of Market Condition PSUs(5)	11/30/2025	—	—	—	—	—	—	—	16,363,969(6)
	Modification of Market Condition PSUs(7)	11/30/2025	—	—	—	—	—	—	—	—(8)
	Refresh RSUs	11/30/2025	—	—	—	—	—	—	2,250,000	28,912,500
	2025 KPI RSUs	4/21/2025	—	—	—	85,753	128,629(17)	171,506	—	2,094,088
	2025 True-up KPI RSUs	3/12/2026	—	—	—	—	—	—	68,563	837,154
John North	2025 Cash Bonus Opportunity(9)	—	21,875	43,750	65,625	—	—	—	—	—
	Market Condition PSUs(10)	10/1/2025	—	—	—	—	$300,000	$600,000	—	272,595
	Market Condition PSUs(10)	10/1/2025	—	—	—	—	$7,500,000	—	—	2,110,170
	Market Condition PSUs(10)	10/1/2025	—	—	—	—	$11,000,000	—	—	2,196,416
	New Hire RSUs	10/1/2025	—	—	—	—	—	—	730,000	10,862,400
	Modification of Market Condition PSUs(11)	11/30/2025	—	—	—	—	—	—	—	327,405(6)
	Modification of Market Condition PSUs(12)	11/30/2025	—	—	—	—	—	—	—	—(8)
	Modification of Market Condition PSUs(13)	11/30/2025	—	—	—	—	—	—	—	—(8)
	2025 KPI RSUs	11/30/2025	—	—	—	8,412	10,094(17)	11,776	—	143,789
	2025 True-up KPI RSUs	3/12/2026	—	—	—	—	—	—	2,225	27,171
	2025 Additional KPI RSUs	3/12/2026	—	—	—	—	—	—	4,001	48,856
Austin “AJ” Balance	2025 Cash Bonus Opportunity	—	112,750	225,500	338,250	—	—	—	—	—
	Market Condition PSUs(10)	11/30/2025	—	—	—	—	$5,000,000	—	—	709,935
	Modification of Market Condition PSUs(14)	11/30/2025	—	—	—	—	—	—	—	—(8)
	Refresh RSUs	11/30/2025	—	—	—	—	—	—	425,000	5,452,750
	Stock Price PSUs	11/30/2025	—	—	—	—	20,000	—	—	256,600
	2025 KPI RSUs	11/30/2025	—	—	—	23,555	17,441(17)	31,304	—	382,228
	2025 True-up KPI RSUs	3/12/2026	—	—	—	—	—	—	5,916	72,240

Name	Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)/($)	Target (#)/($)	Maximum (#)/($)
Zachary Katz	2025 Cash Bonus Opportunity	—	110,000	220,000	330,000	—	—	—
	Market Condition PSUs	11/30/2025	—	—	—	—	60,000	—	—	771,000
	Market Condition PSUs	11/30/2025	—	—	—	—	60,000	—	—	308,671
	Refresh RSUs	11/30/2025	—	—	—	—	—	—	270,000	3,464,100
	Stock Price PSUs	11/30/2025	—	—	—	—	15,000	—	—	192,450
	2025 KPI RSUs	11/30/2025	—	—	—	16,825	20,190(17)	23,555	—	287,606
	2025 True-up KPI RSUs	3/12/2026	—	—	—	—	—	—	4,452	54,359
Vandana Mehta-Krantz	2025 Cash Bonus Opportunity	—	151,500	303,000	454,500	—	—	—	—	—
	Modification of RSUs(15)	7/28/2025	—	—	—	—	—	—	—	867,510
	Modification of RSUs(15)	7/28/2025	—	—	—	—	—	—	—	608,096
	Modification of RSUs(15)	9/30/2025	—	—	—	—	—	—	—	641,580
	2025 KPI RSUs(16)				3/12/2026	$550,000	$640,000	$730,000	58,417	713,272

(1)
The amounts disclosed represent the threshold, target, and maximum non-equity incentive cash bonus amounts that were payable based on the Company performance multiplier pursuant to our 2025 performance-based cash bonus program, as further described in the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — 2025 Annual Cash Bonus Plan.”

(2)
Except as otherwise noted, the amounts reported in these columns reflect equity-based incentives for our named executive officers pursuant to our 2022 Plan. For further information, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation.”

(3)
Except as otherwise noted, the amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect (a) the grant date fair value of each RSU award granted (or deemed granted) during the fiscal year ended December 31, 2025 and (b) for certain previously granted equity awards which were subsequently modified in 2025, as disclosed under the column “Grant Date”, the difference between the fair value as of the modification date and the fair value immediately prior to the modification, each computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards reported in this column are set forth in the notes to our audited consolidated financial statements included in Note 13 to the financial statements included in the 2025 Form 10-K.

(4)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in November 2022 to provide for (a) a reduction in the required market capitalization threshold that needed to be achieved to earn certain fully vested RSUs from $10 billion to $7.5 billion and (b) the addition of a deadline of October 19, 2027 for achievement of such threshold. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(5)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in November 2022 to provide for (a) the addition of alternative performance conditions based on share price and adjusted EBITDA, and (b) the extension of the deadline for achievement of such threshold to December 31, 2027. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(6)
As of the modification date, the Company determined that the performance condition is probable. As such, the fair value as of the modification date assumes that the performance condition for vesting has been satisfied.

(7)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in November 2022 (and subsequently modified in March 2025) to provide for (a) the addition of alternative performance conditions based on share price and adjusted EBITDA, and (b) the extension of the deadline for achievement of such threshold to March 31, 2029. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation—Market Condition PSU Awards.”

(8)	The amount reported in this column reflects that there was a decrease in the fair value of this award from the original grant date to the modification date.
(9)	Mr. North’s 2025 opportunity under our Bonus Plan was prorated based on his start date.
(10)
The dollar values shown under “Estimated Future Payouts under Equity Incentive Plan Awards” will be converted into a number of fully vested RSUs based on the average VWAP for the 90 trading days preceding the date that the performance goal is achieved.

(11)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in October 2025 to provide for (a) the addition of alternative performance conditions based on share price and adjusted EBITDA, and (b) the addition of a deadline of December 31, 2027 for achievement of the required performance condition. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(12)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in October 2025 to provide for (a) the addition of alternative performance conditions based on share price and adjusted EBITDA, and (b) the addition of a deadline of March 31, 2029 for achievement of the required performance condition. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(13)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in October 2025 to provide for (a) the addition of alternative performance conditions based on share price and adjusted EBITDA, and (b) the addition of a deadline of December 31, 2030 for achievement of the required performance condition. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(14)
The amount disclosed represents the incremental fair value, as of the modification date, associated with the modification of a market condition PSU award arrangement approved by the Compensation Committee in October 2024 to provide for (a) the addition of alternative performance conditions based on share price and adjusted EBITDA, and (b) the addition of a deadline of December 31, 2027 for achievement of the required performance condition. For further information regarding these awards, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(15)
The amounts disclosed represent the incremental fair value, as of the applicable modification date, associated with the modification of certain time-vesting RSUs to provide for accelerated vesting in connection with Ms. Krantz’s termination of employment.

(16)
The amounts disclosed represent (a) the range (threshold, at a 1.0x Company performance multiplier; target, at a 1.5x Company performance multiplier; and maximum, at a 2.0x Company performance multiplier) of potential earned 2025 KPI RSU values that Ms. Krantz was eligible to receive, to be converted into fully vested RSUs by dividing the applicable earned KPI RSU value by the average VWAP over the 90 trading days preceding December 31, 2025, (b) the actual fully KPI RSUs that Ms. Krantz received in March 2026 with respect to 2025 performance, and (c) the grant date fair value of such fully vested KPI RSUs.

(17)
The amount disclosed represents the number of initial earned KPI RSUs or earned KPI RSU value based on achievement of a 1.5x Company Performance Multiplier as further described in the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — KPI RSU Awards.”

Outstanding Equity Awards as of December 31, 2025
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
George Arison	10/14/2022	—	—	—	—	1,500,000(3)	20,310,000	—	—
	4/21/2025	—	—	—	—	240,069(4)	3,250,534	—	—
	11/30/2025	—	—	—	—	—	—	1,477,105(5)	20,000,000
	11/30/2025	—	—	—	—	—	—	2,215,657(5)	30,000,000
	11/30/2025	—	—	—	—	2,250,000(6)	30,465,000	—	—
John North	10/1/2025	—	—	—	—	730,000(7)	9,884,200	—	—
	11/30/2025	—	—	—	—	—	—	44,313(5)	600,000
	11/30/2025	—	—	—	—	—	—	553,914(5)	7,500,000
	11/30/2025	—	—	—	—	—	—	812,408(5)	11,000,000
	11/30/2025	—	—	—	—	18,002(4)	243,747	—	—
Austin “AJ” Balance	12/7/2021	39,457(8)	—	$4.20	12/3/2028	—	—	—	—
	11/29/2023	—	—	—	—	225,056(9)	3,047,258	—	—
	10/9/2024					200,000(12)	2,708,000
	11/30/2025	—	—	—	—	37,220(4)	503,959	—	—
	11/30/2025	—	—	—	—	—	—	369,276(5)	5,000,000
	11/30/2025	—	—	—	—	—	—	200,000(5)	2,708,000
	11/30/2025	—	—	—	—	425,000(10)	5,754,500	—	—
	11/30/2025	—	—	—	—	—	—	20,000(14)	270,800

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Zachary Katz	9/12/2023	—	—	—	—	186,000(11)	2,518,440	—	—
	11/11/2024	—	—	—	—	224,000(11)	3,032,960	—	—
	11/11/2025	—	—	—	—	270,000(12)	3,655,880	—	—
	11/30/2025	—	—	—	—	—	—	60,000(5)	812,400
	11/30/2025	—	—	—	—	—	—	60,000(5)	812,400
	11/30/2025	—	—	—	—	28,007(4)	379,215	—	—
	11/30/2025	—	—	—	—	—	—	15,000(14)	203,100
Vandana Mehta-Krantz	9/26/2022	—	—	—	—	194,400(5)	2,632,176	—	—
	12/1/2023	—	—	—	—	136,266(5)	1,845,042	—	—
	4/21/2025	—	—	—	—	—	—	58,417(4)	790,966

(1)	Reflects the grant date determined in accordance with FASB ASC Topic 718.
(2)	The dollar amount equals the number of shares subject to the applicable award times $13.54, the closing price of a share of common stock at the end of the last completed fiscal year.
(3)
Represents remaining unvested time-based RSUs that vest over a four-year period that vest in equal semi-annual installments on April 14 and October 14 of each year, provided that Mr. Arison remains in continuous service with us through each vesting date.

(4)
Represent fully-vested Final Earned KPI RSUs, as described in further detail in the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — KPI RSU Awards.”

(5)
Represents a market capitalization award arrangement with the named executive officer. For further information on this arrangement, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Market Condition PSU Awards.”

(6)
Represents Mr. Arison’s refresh RSU award, which was granted contingent upon stockholder approval at the Annual Meeting of an amendment to increase the share reserve under our 2022 Plan, as set forth in Proposal 3 to this proxy statement. These RSUs will have a vesting commencement date of October 19, 2027, the fifth anniversary of Mr. Arison’s employment start date, and will vest in six equal installments every six months thereafter, with the final such vesting date occurring on October 19, 2030, subject to Mr. Arison’s continued employment through each applicable vesting date. For further information on this award, please refer to the section titled “Compensation Discussion and Analysis — 2025 Executive Compensation Program — Equity-Based Incentive Compensation — Time-Based RSU Awards.”

(7)
Represents remaining unvested time-based RSUs that vest over a five-year period, with 110,000 RSUs to be vested on October 1, 2026 and October 1, 2027; 150,000 RSUs to be vested on October 1, 2028; and, 180,000 RSUs to be vested on October 1, 2029 and October 1, 2030, provided that Mr. North remains in continuous service with us through each vesting date.

(8)	The shares subject to the option are fully vested.
(9)
Represents the remaining unvested RSUs that vest over approximately a five-year period, with 10% vesting on December 1, 2024, and the remaining amount vesting in substantially equal annual installments over the next four years, provided that the named executive officer remains in continuous service with us through each vesting date.

(10)
Represents the remaining unvested RSUs that vest over approximately a five-year period, with 20% vesting on December 1, 2026, and the remaining amount vesting in substantially equal annual installments over the next four years, provided that the named executive officer remains in continuous service with us through each vesting date.

(11)
Represents the remaining unvested RSUs that vest over approximately a five-year period, with 20% vesting on September 12, 2024, and the remaining amount vesting in substantially equal annual installments over the next four years, provided that the named executive officer remains in continuous service with us through each vesting date.

(12)
Represents the remaining unvested RSUs that vest over approximately a five-year period, with 20% vesting on November 11, 2025, and the remaining amount vesting in substantially equal annual installments over the next four years, provided that the named executive officer remains in continuous service with us through each vesting date.

(13)
Represents the remaining unvested RSUs that vest over approximately a five-year period, with 20% vesting on November 11, 2026, and the remaining amount vesting in substantially equal annual installments over the next four years, provided that the named executive officer remains in continuous service with us through each vesting date.

(14)
Represents the stock price PSU awards, as described in further detail in the section titled “Compensation Discussion and Analysis – 2025 Executive Compensation Program – Equity-Based Incentive Compensation – Stock Price PSU Awards.”

Option Exercises and Stock Vested in 2025
The following table shows for the fiscal year ended December 31, 2025, certain information regarding stock vested and exercised during the last fiscal year with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
George Arison	—	—	926,159	14,254,547
John North	—	—	—	—
Austin “AJ” Balance	65,663	1,002,034	243,611	4,444,199
Zachary Katz	—	—	215,667	3,834,261
Vandana Mehta-Krantz	—	—	398,109	7,036,470

(1)
The value realized on vesting is based on the number of shares of our common stock acquired upon exercise of stock option awards multiplied by the closing market price of our common stock on the exercise date minus the exercise price, and does not represent the actual amounts received by our named executive officers as a result of the exercise.

(2)
The value realized on vesting is based on the number of shares of our common stock underlying the restricted stock units that vested multiplied by the closing market price of our common stock on the vesting date, and does not represent the actual amounts received by our named executive officers as a result of the restricted stock unit awards vesting.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
We have entered into an employment agreement with Mr. Arison and offer letters with each of our other named executive officers, as described below.
George Arison
Effective as of April 27, 2022, we entered into an employment agreement with Mr. Arison, which agreement was amended on March 18, 2025, and further amended and restated on December 1, 2025 (as amended and restated, the “Arison Employment Agreement”). Under the terms of the Arison Employment Agreement, Mr. Arison has held the position of Chief Executive Officer and Executive Director of the Company since October 19, 2022, and receives an annual base salary of $1 million per year, subject to annual review and increase, but not decrease (unless pursuant to a salary reduction program applicable generally to our other C-level employees of no greater than 10% reduction), by the Board of Directors in its sole discretion. In addition to his annual base salary, Mr. Arison is eligible to receive an annual bonus with a target amount equal to $1 million, based on the achievement of performance objectives and goals established by the Company in consultation with Mr. Arison. The Arison Employment Agreement also provides for severance benefits in the event of certain qualifying terminations of Mr. Arison’s employment, as described in more detail below in the section titled “— Potential Payments upon Termination or Change of Control.”
Mr. Arison is also eligible to receive an award of fully vested RSUs, cash, or a combination, with a target value of $1.5 million and up to $3 million (subject to upward or downward adjustment based on stock price performance), based upon the achievement of annual KPIs as established by the Company and Mr. Arison no later than the end of the first quarter of each calendar year.
John North
Effective October 1, 2025, we entered into an offer letter with Mr. North with respect to Mr. North’s service as our Chief Financial Officer, which was subsequently amended effective December 1, 2025 (as amended, the “North Offer Letter”). Mr. North’s employment is at will and may be terminated at any time, with or without cause. The North Offer Letter provides for an initial annual base salary of $175,000, an annual target bonus of 100% of base salary, prorated for 2025, a relocation payment of $150,000, and eligibility to participate in Grindr’s benefit programs. In any other fiscal year where Mr. North’s annual base salary is increased or decreased, his annual target bonus opportunity will be prorated to reflect the increase or decrease in his annual base salary.
Mr. North is also eligible to receive an award of fully vested RSUs, cash, or a combination, with a value ranging from $500,000 to $700,000, based upon the achievement of annual KPIs as established by the Company and Mr. North no later than the end of the first quarter of each calendar year. The North Offer Letter also provides for severance benefits in the event of certain qualifying terminations of Mr. North’s employment, as described in more detail below in the section titled “— Potential Payments upon Termination or Change of Control.”
Austin “AJ” Balance
On November 22, 2021, we entered into an offer letter with Mr. Balance, which was supplemented on December 21, 2023, and October 29, 2024; and amended on December 1, 2025 (as supplemented and amended, the “Balance Offer Letter”), which governs the current terms of his employment as our Chief Product Officer. Mr. Balance’s employment is at will and may be terminated at any time, with or without cause. The Balance Offer Letter provides for an initial annual base salary of $375,000 per year and eligibility to participate in Grindr’s benefit programs. Effective December 1, 2023, Mr. Balance’s annual base salary was increased to $410,000 per year.
Mr. Balance is also eligible to receive an annual bonus with a target amount equal to 55% of Mr. Balance’s annual base salary, based upon the level of achievement of performance objectives and goals established annually by the Company’s Board of Directors or the Compensation Committee thereof. In any fiscal year where Mr. Balance’s annual base salary is increased or decreased, his annual target bonus opportunity will be prorated to reflect the increase or decrease in his annual base salary. Mr. Balance is also eligible to receive an award of fully vested RSUs, cash, or a combination, with a value ranging from $350,000 to $465,000, based upon the achievement of annual KPIs as established by the Company and Mr. Balance no later than the end of the first quarter of each calendar year. The Balance Offer Letter also provides for severance benefits in the event of certain qualifying terminations of Mr. Balance’s employment, as described in more detail below in the section titled “— Potential Payments upon Termination or Change of Control.”
Zachary Katz
Effective as of August 22, 2023, we entered into an offer letter with Mr. Katz, which letter was amended on November 29, 2023, and December 1, 2025 (as amended, the “Katz Offer Letter”), which governs the current terms of his employment as our Chief Legal Officer, General Counsel, and Head of Global Affairs. The Katz Offer Letter provides for an annual base salary of $440,000 per year and eligibility to participate in Grindr’s benefit programs.
Mr. Katz is also eligible to receive an annual bonus with a target amount equal to 50% of Mr. Katz’s annual base salary, based upon the level of achievement of performance objectives and goals established annually by the Company’s Board of Directors or the Compensation Committee thereof. In any fiscal year where Mr. Katz’s annual base salary is increased or decreased, his annual target bonus opportunity will be prorated to reflect the increase or decrease in his annual base salary. Mr. Katz is also eligible to receive an award of fully vested RSUs, cash, or a combination, with a value ranging from $250,000 to $350,000, based upon the achievement of annual KPIs as established by the Company and Mr. Katz no later than the end of the first quarter of each calendar year. The Katz Offer Letter also provides for severance benefits in the event of certain qualifying terminations of Mr. Katz’s employment, as described in more detail below in the section titled “— Potential Payments upon Termination or Change of Control.”
Vandana Mehta-Krantz
On July 31, 2025, we announced that Ms. Krantz would transition out of the role of Chief Financial Officer upon the appointment of her successor. On July 28, 2025, we entered into a transition agreement with Ms. Krantz as described above in the section titled “— Compensation Discussion and Analysis — CFO Transition — Vandana Mehta-Krantz.”
Potential Payments upon Termination or Change of Control
Summary of Arrangements
Each of our named executive officers is eligible for severance and/or change in control benefits pursuant to their employment agreements or offer letter, as applicable and as further described below. All severance benefits are subject to the named executive officer’s timely execution and non-revocation of a release of claims.
Termination without Cause or for Good Reason (Non-Change in Control)
Mr. Arison. Under the terms of the Arison Employment Agreement, in the event of a termination of Mr. Arison’s employment by Grindr without “cause” or by Mr. Arison for “good reason” (each as defined in the Arison Employment Agreement) (an “Arison Qualifying Termination”) not in connection with a “change in control” (as defined in the

Arison Employment Agreement), Mr. Arison would be eligible to receive (a) a lump-sum cash severance payment equal to two times the sum of (i) his then-current base salary and (ii) his target bonus of $1,000,000, (b) accelerated vesting of any outstanding time-vesting equity awards that are scheduled to vest during the three years following the date of the Arison Qualifying Termination, (c) vesting of any KPI RSU awards with respect to the year in which the Arison Qualifying Termination occurs, based on actual performance through the end of the performance period, and (d) grants of fully vested RSUs with respect to any outstanding Market Condition PSUs described in the Arison Employment Agreement for which the performance condition has been satisfied prior to the date of the Arison Qualifying Termination (collectively, the “Arison Severance Benefits”). In addition, for such an Arison Qualifying Termination occurring prior to the date of grant of Mr. Arison’s refresh RSU award, in lieu of the vesting described in clause (b) with respect to such award, Mr. Arison would be eligible to receive a cash payment equal to (x) the number of such RSUs that would have vested during the three years following the date of the applicable Arison Qualifying Termination had the RSUs been granted, multiplied by (y) the average VWAP for the 30 trading days preceding the day before the date of the applicable Arison Qualifying Termination (the “Involuntary Termination Contingent Cash Payment”).
Messrs. North and Katz. Under the terms of their respective offer letters, in the event of a termination of Messrs. North or Katz’s respective employment by Grindr without “cause” or by the named executive officer for “good reason” (each as defined in the applicable offer letter) (a “North Qualifying Termination” or “Katz Qualifying Termination,” respectively) not in connection with a “change in control” (as defined in each applicable offer letter), such named executive officer would be eligible to receive (a) a lump-sum cash severance payment equal to the greater of (i) 12 months, for Mr. North, or nine months, for Mr. Katz, of the amount of his base salary in effect as of such termination, and (ii) the amount of the severance payable pursuant to the then-applicable Company-wide severance policy, if any, (b) a pro-rata portion of his annual bonus for the fiscal year in which such termination occurs based on actual results for such year, and payable at the same time as bonuses for such year are paid to other senior executives of the Company, (c) for Mr. Katz only, payments by the Company for COBRA group health insurance premiums for the applicable named executive officer and his eligible dependents for up to nine months following the separation date, (d) accelerated vesting of any outstanding time-vesting equity awards that are scheduled to vest during the two years following the date of such termination, (e) vesting of any KPI RSU awards with respect to the year in which such termination occurs, based on actual performance through the end of the performance period, and (f) grants of fully vested RSUs with respect to any outstanding Market Condition PSUs described in the named executive officer’s offer letter for which the performance condition has been satisfied prior to the date of such termination (collectively, the “North Severance Benefits” and “Katz Severance Benefits,” respectively).
Mr. Balance. Under the terms of the Balance Offer Letter, in the event of a termination of Mr. Balance’s employment by Grindr without “cause” or by Mr. Balance for “good reason” (each as defined in the applicable offer letter) (a “Balance Qualifying Termination” and collectively with a North Qualifying Termination and a Katz Qualifying Termination, an “Other NEO Qualifying Termination”) not in connection with a “change in control” (as defined in the Balance Offer Letter), Mr. Balance would be eligible to receive (a) a lump-sum cash severance payment equal to 12 months of the amount of his base salary in effect as of the termination, (b) a pro-rata portion of his annual bonus for the fiscal year in which such termination occurs based on actual results for such year, and payable at the same time as bonuses for such year are paid to other senior executives of the Company, (c) payments by the Company for COBRA group health insurance premiums for Mr. Balance and his eligible dependents for up to 12 months following the separation date, (d) accelerated vesting of any outstanding time-vesting equity awards that are scheduled to vest during the two years following the date of such termination, (e) vesting of any KPI RSU awards with respect to the year in which such termination occurs, based on actual performance through the end of the performance period, and (f) grants of fully vested RSUs with respect to any outstanding Market Condition PSUs described in the Balance Offer Letter for which the performance condition has been satisfied prior to the date of such termination (collectively, the “Balance Severance Benefits”).
Termination without Cause or for Good Reason (Within CIC Period)
Mr. Arison. Under the terms of the Arison Employment Agreement, in the event of an Arison Qualifying Termination occurring within 12 months following a change in control (the “CIC Period”), Mr. Arison would be eligible to receive the Arison Severance Benefits, provided that 100% of his outstanding time-vesting equity awards would vest in connection with the applicable Arison Qualifying Termination. If such an Arison Qualifying Termination occurs prior to the date of grant of Mr. Arison’s refresh RSU award, Mr. Arison would also be eligible to receive the Involuntary Termination Contingent Cash Payment. However, if such an Arison Qualifying Termination occurs in connection with change in control where the Company (including any successors) ceases to have a class of equity securities listed on a national securities exchange and registered pursuant to Section 12(b) of the Exchange Act (a “Qualifying CIC”), in lieu of the vesting described above with respect to such award, Mr. Arison would be eligible to receive a cash payment equal to (x) 2,250,000 (or, if the Qualifying CIC occurs within nine months following December 1, 2025, 750,000), multiplied by (y) the average VWAP for the 30 trading days preceding the day before the closing date of the Qualifying CIC.
Messrs. North, Balance and Katz. Under the terms of their respective offer letters, in the event of an Other NEO Qualifying Termination occurring within the CIC Period, the applicable named executive officer would be eligible to receive the North Severance Benefits, Balance Severance Benefits, or Katz Severance Benefits, as applicable, provided that 100% of the outstanding time-vesting equity awards held by such named executive officer would vest in connection with the applicable termination.
Change in Control (With or Without Qualifying Termination)
Mr. Arison. Under the terms of the Arison Employment Agreement, in the event of a change in control, regardless of whether there is also an Arison Qualifying Termination, Mr. Arison would receive, immediately prior to, and contingent upon, the consummation of the change in control and subject to his continuous employment through immediately prior to the consummation of such change in control, a number of fully vested RSUs (in satisfaction of the Market Condition PSUs described in the Arison Employment Agreement) equal to (a) $20 million divided by the per-share consideration in the change in control if the aggregate consideration payable in the change in control exceeds $5 billion and the change in control occurs on or prior to December 31, 2027, and (b) $30 million divided by the per-share consideration in the change in control if the aggregate consideration payable exceeds $7.5 billion and the change in control occurs on or prior to March 31, 2029 (in each case, assuming such threshold had otherwise not been met prior to the change in control). In addition, if such a change in control is a Qualifying CIC and occurs prior to the date of grant of Mr. Arison’s refresh RSU award, Mr. Arison would be eligible to receive a cash payment equal to (x) 2,250,000 (or, if the Qualifying CIC occurs within nine months following December 1, 2025, 750,000), multiplied by (y) the average VWAP for the 30 trading days preceding the day before the closing date of the Qualifying CIC.
Mr. North. Under the terms of the North Offer Letter, in the event of a change in control, regardless of whether there is also a North Qualifying Termination, Mr. North would receive, immediately prior to, and contingent upon, the consummation of the change in control and subject to his continuous employment through immediately prior to the consummation of such change in control, a number of fully vested RSUs (in satisfaction of the Market Condition PSUs described in the North Offer Letter) equal to (a) $300,000 divided by the per-share consideration in the change in control if the aggregate consideration payable in the change in control exceeds $5 billion and the change in control occurs between April 1, 2026 and June 30, 2026 (or $600,000 divided by the per-share consideration in the change in control if the change in control occurs between July 1, 2026 and December 31, 2027), (b) $7.5 million divided by the per-share consideration in the change in control if the aggregate consideration payable exceeds $7.5 billion and the change in control occurs on or prior to March 31, 2029, and (c) $11 million divided by the per-share consideration in the change in control if the aggregate consideration payable exceeds $10 billion and the change in control occurs on or prior to December 31, 2030 (in each case, assuming such threshold had otherwise not been met prior to the change in control).
Messrs. Balance and Katz. Under the terms of their respective offer letters, in the event of a change in control, regardless of whether there is also a Balance Qualifying Termination or Katz Qualifying Termination, the applicable named executive officer would receive, immediately prior to, and contingent upon, the consummation of the change in control and subject to the named executive officer’s continuous employment through immediately prior to the consummation of such change in control, a number of fully vested RSUs (in satisfaction of the Market Condition PSUs described in their respective offer letters) equal to (a) if the aggregate consideration payable in the change in control exceeds $5 billion and the change in control occurs on or prior to December 31, 2027, (i) 200,000 for Mr. Balance and (ii) 60,000 for Mr. Katz, or (b) if the aggregate consideration payable exceeds $7.5 billion and the change in control occurs on or prior to March 31, 2029, (i) $5 million divided by the per-share consideration in the change in control for Mr. Balance and (ii) 60,000 for Mr. Katz (in each case, assuming such threshold had otherwise not been met prior to the change in control).

Potential Payments Table
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers serving as of the end of the fiscal year ended December 31, 2025, other than Ms. Krantz, who is not included in the table. Ms. Krantz became entitled to the benefits under the Transition Agreement, described above under “Compensation Discussion and Analysis—CFO Transition—Vandana Mehta-Krantz,” in connection with her termination of employment. The amounts shown in the table below assume that such termination of employment and/or change in control was effective as of December 31, 2025, and thus are estimates of the amounts that would be paid out to our named executive officers in such circumstances.

Name	Type of Payment	Disability	Death	Voluntary Termination / Retirement	Termination without Cause or for Good Reason (absent a Change in Control)(1)	Termination without Cause or for Good Reason in Connection with Change in Control(2)	Termination in Connection with a Qualifying CIC(3)	Change in Control (No Termination)
George Arison	Salary	—	—	—	$2,000,000	$2,000,000	$2,000,000	—
	Bonus	—	—	—	$2,000,000	$2,000,000	$2,000,000	—
	Health Care Benefits	—	—	—	—	—	—	—
	Stock Options	—	—	—	—	—	—	—
	Restricted Stock/RSUs	—	—	—	$30,465,000	$30,465,000	$30,465,000	—
	KPI	—	—	—	$3,000,000	$3,000,000	$3,000,000	—
	Market Condition Award (PSU)	—	—	—	—(5)	—(5)	—(5)	—(5)

John North	Salary	—	—	—	$175,000	$175,000	$175,000	—
	Bonus	$43,750	$43,750	—	$43,750	$65,625	$65,625	—
	Health Care Benefits	—	—	—	$22,000	$22,000	$22,000	—
	Stock Options	—	—	—	—	—	—	—
	Restricted Stock/RSUs	—	—	—	$2,978,800	$9,884,200	$9,884,200	—
	KPI	—	—	—	$175,000	$175,000	$175,000	—
	Market Condition Award (PSU)	—	—	—	—(5)	—(5)	—(5)	—(5)

Austin “AJ” Balance	Salary	—	—	—	$410,000	$410,000	$410,000	—
	Bonus	$225,500	$225,500	—	$225,500	$338,250	$338,250	—
	Health Care Benefits	—	—	—	$14,000	$14,000	$14,000	—
	Stock Options	—	—	—	—	—	—	—
	Restricted Stock/RSUs	—	—	—	$4,333,315	$11,509,758	$11,509,758	—
	KPI	—	—	—	$465,000	$465,000	$465000	—
	Market Condition Award (PSU)	—	—	—	—(5)	—(5)	—(5)	—(5)

Zachary Katz	Salary	—	—	—	$330,000	$330,000	$330,000	—
	Bonus	$220,000	$220,000	—	$220,000	$330,000	$330,000	—
	Health Care Benefits	—	—	—	$32,000	$32,000	$32,000	—
	Stock Options	—	—	—	—	—	—	—
	Restricted Stock/RSUs	—	—	—	$4,657,760	$9,207,200	$9,207,200	—
	KPI	—	—	—	$350,000	$350,000	$350,000	—
	Market Condition Award (PSU)	—	—	—	—(5)	—(5)	—(5)	—(5)

(1)	See “—Termination without Cause or for Good Reason (Non-Change in Control)” above for more details.
(2)
Amounts reported in this column are paid upon a termination within the 12-month period following a change in control. See “—Termination without Cause or for Good Reason (Within CIC Period)” above for more details.

(3)
Amounts reported in this column are paid upon a “change in control” (as defined in each named executive officer’s respective employment agreement or offer letter) and/or a Qualifying CIC. See “—Change in Control (With or Without Qualifying Termination)” above for more details.

(4)	The dollar amount equals the number of shares subject to the applicable award times $13.54, the closing price of a share of common stock at the end of the last completed fiscal year.
(5)
The amount reported in this row does not include any value with respect to the acceleration of outstanding Market Condition Awards, for which the applicable performance conditions would not have been satisfied assuming a termination of any type described in this table as of December 31, 2025.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(5) ($)	Adjusted EBITDA (millions) ($)(6)
					Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)
2025	56,168,082	33,345,084	8,651,281	6,046,149	$382	$244	$94.75	$196
2024	6,539,444	40,398,739	5,537,161	11,939,112	$384	$209	($131.00)	$147
2023	5,518,573	16,481,000	5,685,034	6,535,747	$189	$162	($55.77)	$110

(1)	The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	George Arison	John North Austin “AJ” Balance Zachary Katz Vandana Mehta-Krantz
2024	George Arison	Austin “AJ” Balance Zachary Katz
2023	George Arison	Vandana Mehta-Krantz Austin “AJ” Balance

(2)
Represents the amount of total compensation reported for George Arison (our Chief Executive Officer) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(3)
Represents the amount of CAP to George Arison and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

Year	NEOs	Summary Compensation Table (“SCT”) Total Compensation	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY*	Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End*	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End*	Add: Vesting Date Fair Value of Awards Granted in Applicable FY that Vested During Applicable FY*	Add: Change in Fair Value from the end of the Prior FY to the Vesting Date of Awards Granted during Prior FY that Vested During Applicable FY*	Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Applicable FY*	Add: Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date*	CAP
2025	PEO	$56,168,082	$52,247,082	$30,465,000	($1,915,463)	$2,667,047	($1,792,500)	—	—	$33,345,084
	Average Non-PEO NEOs	$8,651,281	$7,692,800	$6,166,086	($1,342,663)	$235,582	$28,663	—	—	$6,046,149

2024	PEO	$6,539,444	$2,667,047	—	$32,016,269	$2,350,073	$2,160,000	—	—	$40,398,739
	Average Non-PEO NEOs	$5,537,161	$4,488,476	$6,065,600	$4,079,249	—	$745,579	—	—	$11,939,112

2023	PEO	$5,518,573	$2,350,073	—	$12,390,000	—	$922,500	—	—	$16,481,000
	Average Non-PEO NEOs	$5,685,034	$4,440,626	$3,755,275	$1,170,973	$244,942	$120,150	—	—	$6,535,747

*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(4)
For the relevant fiscal year, represents the cumulative TSR of our common stock and the NASDAQ CTA Internet Index at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2022.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(6)
As required by Item 402(v) of Regulation S-K, we have determined that Adjusted EBITDA is the Company-Selected Measure. Adjusted EBITDA is defined as Grindr’s Adjusted EBITDA for the calendar year, as reported in Grindr’s audited financial statements (net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liability; and employee transition costs, litigation-related costs, transaction-related costs, management fees and other items, in each case, that are unrelated to our core ongoing business operations); provided that, for purposes of the Bonus Plan, (i) in no event would annual bonuses paid to employees of Grindr during the 2025 calendar year cause the 2025 Adjusted EBITDA to fall below $182 million, and (ii) litigation- or settlement-related costs related to a certain litigation matter were to be added back into 2025 Adjusted EBITDA to the extent such costs were not otherwise added back in the calculation of Adjusted EBITDA for 2025 as set forth in our audited financial statements and not reimbursed or otherwise paid for by insurance as of December 31, 2025. No amounts were added back pursuant to clause (ii) in 2025. Adjusted EBITDA may not have been the most important financial performance measure for years prior to 2025 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Required Tabular Disclosure of Most Important Financial Performance Measures
The most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 37.
•	Year-over-year Revenue Growth;
•	Adjusted EBITDA;
•	Market Capitalization; and
•	Stock Price.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.
CAP and Cumulative TSR
The chart below shows the relationship between (i) CAP to our PEO, (ii) average CAP to our non-PEO NEOs, (iii) our cumulative TSR, and (iv) the cumulative TSR of the NASDAQ CTA Internet.

CAP and Net Income (Loss)
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s Net Income (Loss) over the three years presented in the table, on the other.

CAP and Adjusted EBITDA
The chart below shows the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, on the one hand, to the Company’s Adjusted EBITDA over the three years presented in the table, on the other.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders	8,298,652(3)	$4.86(4)	4,763,917
Equity compensation plans not approved by stockholders(5)	—	—	—
Total	8,298,652		4,763,917

(1)
Includes the 2022 Plan and the Grindr Group LLC Amended and Restated 2020 Equity Incentive Plan. For further detail on our equity compensation plans, please see Note 13 “Stock-Based Compensation” to the financial statements included in the 2024 Form 10-K.

(2)	Consists only of securities available under the 2022 Plan.
(3)	Includes 7,983,629 shares subject to outstanding RSUs.
(4)	The weighted average exercise price relates solely to outstanding stock option shares because shares subject to RSUs have no exercise price.
(5)	We do not have equity compensation plans not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the beneficial ownership of common stock as of April 9, 2026, by:
•	each person who is the beneficial owner of more than 5% of common stock;
•	each person who is a named executive officer or director of the Company; and
•	all executive officers, directors and director nominees of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days of April 9, 2026.
There were 177,218,700 shares of common stock issued and outstanding as of April 9, 2026. Shares of common stock issuable upon exercise of options or other rights exercisable within 60 days or upon the settlement of RSUs that will vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof. Unless otherwise indicated, we believe that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Shares of Common Stock
5% Holders
Jeremy Leonard Brest(2)	11,706,404	6.6%
James Fu Bin Lu(3)	18,436,556	10.4%
Directors, Director Nominees and Executive Officers
George Arison(4)	783,568	*
John North	13,617	*
Austin “AJ” Balance	121,253	*
Zachary Katz	69,094	*
Raymond Zage, III(5)	95,425,123	53.8%
J. Michael Gearon, Jr.(6)	11,582,042	6.5%
Daniel Brooks Baer(7)	32,614	*
Meghan Stabler(8)	37,988	*
Nathan Richardson(9)	9,833	*
Chad Cohen(10)	10,954	*
Lisa Gersh	—	—
Fadi Hanna	—	—
Rob Solomon	—	—
All Company directors, director nominees, and executive officers as a group (13 individuals)	108,086,086	60.9%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Grindr Inc., 750 N. San Vicente Blvd Ste RE 1400, West Hollywood, CA 90069.
(2)
Based on a Schedule 13D/A filed with the SEC by Mr. Brest on March 25, 2026. The business address for Mr. Brest is Ocean Financial Centre, Level 40, 10 Collyer Quay, Singapore, U0, 049315. 10,206,404 shares of common stock beneficially owned by Mr. Brest have been pledged as collateral in connection with market standard margin loans from financial institutions.

(3)
Based on a Schedule 13G filed with the SEC by Mr. Lu on February 27, 2026, as updated based on additional information as of April 9, 2026, available to the Company. Consists of shares of common stock held by Longview Grindr Holdings Limited, a British Virgin Islands company (“Longview Grindr”). Longview Grindr is 100% owned by Longview Capital Holdings LLC (“Longview”), which is 100% owned by Mr. Lu. Mr. Lu and Longview may be deemed to have the right to exercise voting and investment power over the shares held by Longview Grindr. Mr. Lu and Longview each disclaim any beneficial ownership of the securities held by Longview Grindr other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address for Mr. Lu, Longview Grindr, and Longview is 428 East Street Ste E, Grinnell, IA 50112.

(4)
Consists of (i) 236,068 shares of common stock held by Mr. Arison; (ii) 22,500 shares of common stock held by the George Arison 2024 GRAT; (iii) 150,000 shares of common stock held by the George Arison 2026 GRAT; and (iv) 375,000 shares issuable under outstanding RSUs held by Mr. Arison vesting on or before June 8, 2026.

(5)
Consists of (i) 85,926,333 shares of common stock held by Tiga Investments Eighty-Eight Pte. Ltd., a Singapore limited liability company (“Tiga 88”); (ii) 1,385,507 shares of common stock held by Big Timber Holdings, LLC, a Nevis limited liability company (“Big Timber”); (iii) 8,109,949 shares of common stock held by Mr. Zage; and (iv) 3,334 shares issuable under outstanding RSUs held by Mr. Zage vesting on or before June 8, 2026. Each of Tiga 88 and Big Timber are 100% controlled by Mr. Zage. Mr. Zage disclaims any beneficial ownership of the securities held by Tiga 88 and Big Timber other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Tiga 88 has pledged 85,926,333 shares of common stock to certain lenders in connection with a financing arrangement. In addition to the shares pledged in connection with the financing arrangement, the remainder of the shares of our common stock held by Mr. Zage are held in margin accounts or pursuant to other similar arrangements and are included as collateral among a diversified pool of assets in connection with market-standard margin loan arrangements that may be drawn upon by Mr. Zage from time to time. In connection with certain litigation styled Fellows v. G. Raymond Zage, III, et al., C.A. No. 2025-0477-PAF (Del. Ch.), Mr. Zage submitted an affidavit confirming that he will refrain from voting shares in excess of the voting percentage he held prior to the commencement of the Repurchase Program, as described herein under Certain Relationships and Related Person Transactions—Repurchase Program, which voting power is equivalent to approximately 44.9% of voting power of the Company’s outstanding common stock, without providing the court and plaintiff to such litigation with 30 days’ written notice. The business address for Mr. Zage, Tiga 88 and Big Timber is Ocean Financial Centre, Level 40, 10 Collyer Quay, Singapore, U0, 049315.

(6)
Consists of (i) 6,090,959 shares of common stock held by The 1997 Gearon Family Trust; (ii) 5,480,568 shares of common stock held by the J. Michael Gearon, Jr. Revocable Trust; (iii) 6,896 shares of common stock held by Mr. Gearon; and (iv) 3,619 shares issuable under outstanding RSUs held by Mr. Gearon vesting on or before June 8, 2026. Mr. Gearon disclaims any beneficial ownership of the securities held by The 1997 Gearon Family Trust other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address for Mr. Gearon, the J. Michael Gearon, Jr. Revocable Trust, and The 1997 Gearon Family Trust is 3350 Riverwood Parkway, Suite 425, Atlanta, GA 30339.

(7)	Includes 3,819 shares issuable under outstanding RSUs vesting on or before June 8, 2026.
(8)	Includes 4,147 shares issuable under outstanding RSUs vesting on or before June 8, 2026.
(9)	Includes 4,095 shares issuable under outstanding RSUs vesting on or before June 8, 2026.
(10)	Includes 4,814 shares issuable under outstanding RSUs vesting on or before June 8, 2026.
As noted above, the following individuals and entities (the “Pledging Stockholders”) have pledged the following number of shares of common stock to lenders in connection with certain financing arrangements: (i) Tiga 88, controlled by our director Mr. Zage, has pledged 85,926,333 shares of common stock, approximately 48.5% of our outstanding common stock as of the Record Date; (ii) the remainder of the shares of our common stock, held by Mr. Zage, approximately 5.4% of our outstanding common stock as of the Record Date, are held in margin accounts or pursuant to other similar arrangements and are included as collateral among a diversified pool of assets in connection with market-standard margin loan arrangements that may be drawn upon by Mr. Zage from time to time; and (iii) Mr. Brest has pledged 10,206,404 shares of common stock, or 5.8% of our outstanding common stock as of the Record Date. If the Pledging Stockholders or other parties to the financing arrangements breach certain covenants or obligations in the financing arrangements, an event of default or maturity of the loans could result, and the lenders could exercise their right to accelerate all of the debt under the financing arrangement and foreclose on the pledged securities. In addition, the lenders could seek to sell all or a portion of the pledged securities or otherwise dispose of such interests. A foreclosure on the shares pledged by the Pledging Stockholders could result in a significant change of ownership in our common stock held by our board and could result in one or more new or existing stockholders gaining significant positions in our stock. Such a foreclosure could also result in significant volatility in the trading price of our common stock.
For a discussion of our policy on the pledging of our common stock by directors, executive officers and other parties, please see the section entitled “Hedging Policy” above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2025, to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the sections titled “Executive Compensation” and “Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers, and stockholders.
Warrant Redemption and Warrant Exercises
In January 2025, we provided notice to the holders of our outstanding warrants, which consisted of (i) 18,560,000 private placement warrants, (ii) 13,799,825 public warrants; (iii) 2,500,000 forward purchase warrants; and (iv) 2,500,000 backstop warrants (collectively, the “Warrants”) that we would redeem the Warrants at a redemption price of $0.10 per warrant at 5:00 p.m. New York City time on February 24, 2025 (the “Redemption Date,” and such transaction, the “Redemption”). In connection with the redemption, Warrant holders were entitled to exercise their Warrants until 5:00 p.m. New York City time on the Redemption Date either (a) for cash, at an exercise price of $11.50 per share of common stock; or (b) on a “cashless” basis in which case, the holder would receive 0.361 shares of common stock per Warrant, which number was determined in accordance with the terms of the warrant agreement governing the Warrants.
Prior to the Redemption Date, on February 14, 2025, James Fu Bin Lu exercised 1,336,124 Warrants to purchase shares of our common stock on a cashless basis at a conversion ratio of 0.361 shares of common stock per Warrant, resulting in our withholding of 853,784 shares of common stock and the issuance to Mr. Lu of the remaining 482,340 shares of common stock.
Also prior to the Redemption Date, on February 4, 2025, G. Raymond Zage, III exercised 25,000 Warrants to purchase shares of our common stock on a cash basis at an exercise price of $11.50 per share, resulting in the issuance to Mr. Zage of 25,000 shares of our common stock. On February 13, 2025, Mr. Zage exercised 703,442 additional Warrants on a cash basis at an exercise price of $11.50 per share, resulting in the issuance to Mr. Zage of 703,442 shares of our common stock. On February 19, 2025, Mr. Zage exercised 13,920,000 additional Warrants on a cash basis at an exercise price of $11.50 per share, resulting in the issuance to Mr. Zage of 13,920,000 shares of our common stock.
Repurchase Program
In March 2025, we announced that our Board of Directors authorized a stock repurchase program to allow for the repurchase of up to $500 million of shares of our common stock for the period from March 7, 2025, to March 6, 2027 (the “Repurchase Program”). In February 2026, we announced that our Board of Directors authorized an increase in the Repurchase Program by an additional $400 million, increasing the aggregate authorization to $900 million shares of our common stock. No other repurchase plans or programs have been authorized.
In connection with the March 2025 authorization of the Stock Repurchase Program, the Board directed Company management to alert the Board at any point if continuing the Repurchase Program would cause the beneficial ownership of Common Stock held by G. Raymond Zage, III, a member of the Board and the Company’s largest stockholder, to reach or exceed 50% of the outstanding Common Stock and, if so, to obtain additional approval from the Board before continuing the Repurchase Program. In August 2025, consistent with the direction of the Board, Company management alerted the Board that, based on the then current stock price for the Common Stock and the amount of authorized capacity then remaining under the Repurchase Program, continuing the Repurchase Program could cause Mr. Zage to own 50% or more of the outstanding Common Stock.
In August 2025, the Board formed and authorized a special committee of the Board (the “Special Committee”), consisting entirely of independent and disinterested directors, to evaluate the impact of repurchases by the Company under the Repurchase Program (the “Repurchase Activity”) on the beneficial ownership of Common Stock by Mr. Zage. The Special Committee determined that the continuation of repurchases under the Repurchase Program, including repurchases that would result in Mr. Zage beneficially owning more than 50% of the outstanding Common Stock, was advisable, fair to, and in the best interests of the Company and its stockholders other than Mr. Zage and his affiliates, and authorized and approved such repurchases (the “Special Committee Authorization”).
On or about September 19, 2025, as a result of Repurchase Activity conducted pursuant to the Special Committee Authorization, the Company determined that Mr. Zage’s beneficial ownership had increased to more than 50% of the outstanding shares of common stock. No consideration was paid by Mr. Zage in connection with the Repurchase Activity or the resulting increase in his beneficial ownership.
Cooperation Agreement
On February 26, 2026, we entered into a Cooperation Agreement with Mr. Zage, pursuant to which he agreed, among other things, to certain standstill restrictions for a period of 18 months from the date of the agreement, including not to effect, seek, or participate in any going-private or similar transaction involving the Company unless invited by the Board of Directors. If invited, any proposal would be conditioned on, at a minimum, approval by a majority of the Company’s disinterested stockholders. The full text of the Cooperation Agreement is included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 26, 2026.
Start-Up Incubation
In 2025, our wholly-owned subsidiary, Grindr LLC, formed an entity focusing on developing and commercializing artificial intelligence technologies for consumer applications (the “Start Up”). In December 2025 an investor in which Mr. Zage indirectly holds a majority, but non-voting, ownership stake, contributed $1.75 million in capital in exchange for 50% of the capital interests in the Start Up. In connection with this investment, Grindr LLC and the investor partner entered into LLC agreement with respect to the Start Up and Grindr LLC agreed to provide a $4 million credit facility to the Start Up.
Amended and Restated Registration Rights Agreement
Certain significant stockholders of the Company, including our director Mr. Zage and entities controlled by Mr. Zage, entities controlled by our former director Mr. Lu, and entities controlled by our director Mr. Gearon, entered into that certain Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) at the closing of the Business Combination, pursuant to which the parties agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities of that are held by the parties thereto from time to time. The A&R Registration Rights Agreement amends and restates the registration rights agreement that was entered into by the Company and holders of the Company’s securities party thereto in connection with the initial public offering.
Related-Person Transactions Policy
Our Audit Committee has adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, oversight, and disclosure, if necessary, of related-person transactions. For purposes of the policy, a related-person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we and any related person are, were, or will be participants, and in which any related-person had, has, or will have a direct or indirect material interest, and the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant, or director will not be considered related-person transactions under this policy.
Under the policy, a related-person is, at any time since the beginning of our last fiscal year, a director or executive officer or a nominee to become a director, or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer, or significant stockholder or their immediate family members and affiliates, inform, and obtain approval from our Audit Committee pursuant to in accordance with the policy before such related-person may engage in the transaction.
In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•	the terms of the transaction;

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally; and
•	the availability of other sources for comparable services or products.
Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.
Indemnification Agreements
Our corporate governance documents provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our restated certificate of incorporation. We have also entered into indemnification agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines, and settlements they may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer, or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement and Annual Report on Form 10-K addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy card or voting instruction form will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us at Grindr Inc., Attention: Secretary, PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069 or by contacting our Secretary at (310) 776-6680. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any persons owning ten percent or more of our common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of the reports.
Based solely upon a review of the Section 16(a) reports furnished to us, along with written representations from our executive officers and directors, we believe that all required reports were timely filed during 2025, except for the following Form 4s that were inadvertently filed late:
•	Two Form 4s for G. Raymond Zage III reporting the exercise of a derivative security was not reported on a timely basis;
•	One Form 4 for J. Michael Gearon, Jr. was amended to include a disposition that was inadvertently omitted from the reporting person’s prior Form 4;
•
One Form 4 for each of George Arison, AJ Balance, Zachary Katz, Daniel Weinstein, and Vandana Mehta-Krantz, as a result of which the receipt of one restricted stock unit award by each of Messrs. Arison, Balance, Katz, and Weinstein, and Ms. Mehta-Krantz, respectively, was not reported on a timely basis;

•
One Form 4 for George Arison, as a result of which the withholding of shares of common stock that vested but were not issued in order to satisfy Mr. Arison’s tax withholding obligation was not reported on a timely basis; and

•	One Form 4 for each of James Fu Bin Lu and Nathan Richardson reporting the disposition of shares by each of Messrs. Lu and Richardson was not reported on a timely basis.

OTHER MATTERS
Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for our year ended December 31, 2025, are included in our 2025 Form 10-K. This proxy statement and our annual report are posted on our website at www.investors.grindr.com under “Financials” then “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Grindr Inc., Attention: Secretary, PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California 90069 or to IR@grindr.com.
* * *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By order of the Board of Directors,

Zachary Katz Chief Legal Officer, General Counsel & Head of Global Affairs West Hollywood, California April 30, 2026

Appendix A
GRINDR INC.
2022 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 18, 2022
APPROVED BY THE STOCKHOLDERS: NOVEMBER 15, 2022
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JUNE 20, 2024
APPROVED BY THE STOCKHOLDERS: JULY 19, 2024
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 27, 2026
APPROVED BY THE STOCKHOLDERS:
1.	GENERAL.
(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.	SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 28,224,700 shares of Common Stock, which is the sum of: (i) 13,764,400 shares of Common Stock initially reserved under the Plan, (ii) 2,860,300 shares of Common Stock added to the Plan that were approved by our stockholders at the 2024 Annual Meeting of Stockholders, and (iii) 11,600,000 shares of Common Stock added to the Plan subject to approval by our stockholders at the 2026 Annual Meeting of Stockholders.
(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 41,293,200 shares (equal to three hundred percent (300%) of the total number of shares of Common Stock initially reserved for issuance under Section 2(a)).
(c) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will take commercially reasonable steps to have available the number of shares of Common Stock necessary to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares, (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award, and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3.	ELIGIBILITY AND LIMITATIONS.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A or unless such Awards otherwise comply with the requirements of Section 409A.
(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (1) $750,000 in total value or (2) in the event such Non-Employee Director is first appointed or elected to the Board during such Annual Period, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the Annual Period that begins on the Company’s first Annual Meeting of Stockholders following the Effective Date.
(e) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares subject to Options or SARs, (ii) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iv) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

4.	OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, bank draft or money order payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise set forth in an Award Agreement, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSU Awards: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.
(1) Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2) RSU Awards: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her RSU Award or Restricted Stock Award that have not vested as of the date of such termination as set forth in the RSU Award or Restricted Stock Award Agreement and the Participant will have no further right, title or interest in the RSU Award or Restricted Stock Award, the shares of Common Stock subject to the RSU Award or Restricted Stock Award, or any consideration in respect of the RSU Award or Restricted Stock Award and (2) any portion of his or her RSU Award or Restricted Stock Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award or Restricted Stock Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award or the Restricted Stock Award.
(v) Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or in any form of cash payment (or any combination thereof), as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11 unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction in which the Awards are not assumed in accordance with Section 6(c)(i). With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Section 409A of the Code.
(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.	ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent such stockholder approval is required by

Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(c)  No Repricing Without Stockholder Approval. Notwithstanding any provision of the Plan to the contrary, the Board will not, without the approval of the stockholders of the Company within twelve (12) months prior thereto, authorize (i) the reduction of the exercise price or strike price of any outstanding Option or SAR, or (ii) the cancellation of any outstanding Option or SAR with an exercise price or strike price per share that is greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan.
(d) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f) Delegation to an Officer. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by Applicable Law: (1) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themself; (2) determine the number of shares of Common Stock subject to such Awards; and (3) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with Applicable Law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each

Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary in this Section 7(f), neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value.
8.	TAX WITHHOLDING
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (the amount to be withheld under this clause may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.	MISCELLANEOUS.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that is adopted by the Company, including any policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o) CHOICE OF LAW. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10.	COVENANTS OF THE COMPANY.
(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.
(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.
(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below.. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of an RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12.	SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.	TERMINATION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the date that the Plan, as amended and restated hereby, is approved by the Board or Compensation Committee, or (ii) the date the Plan, as amended and restated hereby, is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14.	DEFINITIONS.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b) “Adoption Date” means the date the Plan was first approved by the Board or Compensation Committee.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).
(f) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice.
(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i) “Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the Acquiring Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the Acquiring Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.
The consummation of the transactions contemplated by the Merger Agreement shall not constitute a Change in Control under the Plan.
(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(n) “Company” means Grindr Inc., a Delaware corporation.
(o) “Compensation Committee” means the Compensation Committee of the Board.
(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.
The consummation of the transactions contemplated by the Merger Agreement shall not constitute a Corporate Transaction under the Plan.
(s) “Director” means a member of the Board.
(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v) “Effective Date” means the original effective date of this Plan, which was the date of the closing of the transactions contemplated by the Merger Agreement.
(w) “Effective Time” has the meaning set forth in the Merger Agreement.
(x) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(y) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(z) “Entity” means a corporation, partnership, limited liability company or other entity.
(aa) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(bb) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(cc) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(dd) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(ee) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ff) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(gg) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A, or (v) to comply with other Applicable Laws.
(hh) “Merger Agreement” means that certain agreement and plan of merger, dated as of May 9, 2022, by and among the Company, Tiga Merger Sub LLC and Grindr, as amended by the first amendment to the Merger Agreement, dated as of October 5, 2022, by and among the Company, Tiga Merger Sub LLC, Tiga Merger Sub II LLC and Grindr.
(ii) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(jj) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.
(kk) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(ll) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder)) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(mm) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(nn) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(oo) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(pp) “Option Agreement” means a written or electronic agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(qq) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(rr) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(ss) “Other Award Agreement” means a written or electronic agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(tt) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(uu) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(vv) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(ww) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.
(xx) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(yy) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(zz) “Plan” means this Grindr Inc. 2022 Equity Incentive Plan, as amended from time to time.
(aaa) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(bbb) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as described in Section 4(h).
(ccc) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(ddd) “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(eee) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(fff) “RSU Award Agreement” means a written or electronic agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(ggg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(hhh) “Rule 405” means Rule 405 promulgated under the Securities Act.
(iii) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(jjj) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(kkk) “Securities Act” means the Securities Act of 1933, as amended.
(lll) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(mmm) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(nnn) “SAR Agreement” means a written or electronic agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(ooo) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ppp) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(qqq) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(rrr) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(sss) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

GRINDR INC.
P.O. BOX 69176
750 N. SAN VICENTE BOULEVARD, SUITE RE 1400
WEST HOLLYWOOD, CA 90069

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V94178-P49916 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRINDR INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01)	George Arison	05)	Lisa Gersh
02)	Daniel Brooks Baer	06)	Fadi Hanna
03)	Chad Cohen	07)	Rob Solomon
04)	J. Michael Gearon, Jr.	08)	G. Raymond Zage, III

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote ONE YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V94179-P49916

GRINDR INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2026 8:00 AM EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) acknowledge(s) receipt of the Notice of the 2026 Annual Meeting of Stockholders of Grindr Inc. and the Proxy Statement and hereby appoint(s) George Arison, John F. North, and Zachary Katz, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Grindr Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 am Eastern Time, on June 2, 2026, via live webcast at www.virtualshareholdermeeting.com/GRND2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and further authorize(s) such proxies to vote such shares in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE